UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A (Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 18, 2010

BTHC XV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52808	20-5456294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Underground Grand Canyon Linyi City, Yishui County, Shandong Province, China 276400
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:		+86 539-2553919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

_______________

TABLE OF CONTENTS

Item 2.01	Completion of Acquisition or Disposition of Assets.	3

	SHARE EXCHANGE	3

	OVERVIEW	3

	THE SHARE EXCHANGE	4

	DESCRIPTION OF THE COMPANY	5

Item 2.02	Results of Operations and Financial Condition.	50

	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	50

	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65

	MANAGEMENT	68

	EXECUTIVE COMPENSATION	71

	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	75

	LEGAL PROCEEDINGS	79

	DESCRIPTION OF SECURITIES	80

	MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED SHAREHOLDER MATTERS	80

	RECENT SALES OF UNREGISTERED SECURITIES	81

	INDEMNIFICATION OF DIRECTORS AND OFFICERS	81

Item 3.02	Unregistered Sales of Equity Securities.	82

Item 4.01	Changes in Registrant’s Certifying Accountant.	83

Item 5.01	Changes in Control of Registrant.	84

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	84

Item 5.06	Change in Shell Company Status.	85

Item 9.01	Financial Statements and Exhibits.	85

EXPLANATORY NOTE

BTHC XV, Inc. (the “Company”), on its Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2010 (the “Original Filing”), reported the consummation, on October 18, 2010, of a share exchange transaction with Long Fortune Valley Tourism International Limited, a Cayman Islands company (“Long Fortune”), pursuant to a Share Exchange Agreement dated October 6, 2010 by and among the Company, Halter Financial Investments LP, its then-principal shareholder, Long Fortune and Grand Fountain Capital Holding Limited, a company organized under the laws of the Cayman Islands, Zhang Shanjiu, Zhang Qian, Li Shikun and Yu Xinbo.

The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) in response to comments it has received from the Division of Corporation Finance of the SEC on December 1, 2010.  Except as described above and for the addition of certain clarifying information and to correct typographical and grammatical errors, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing.  Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing.  Among other things, forward-looking statements made in the Original Filing have not been updated or revised to reflect events, results or developments that have occurred or facts that have become known to the Company after the date of the Original Filing, and such forward-looking statements should be read in their historical context.  This Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

USE OF CERTAIN DEFINED TERMS

As used in this Current Report, unless the context requires or is otherwise indicated, the terms “we,” “us,” “our,” the “Registrant,” the “Company,” “our company” and similar expressions include the following entities, after giving effect to the Share Exchange (as defined below):

(i) BTHC XV, Inc., a Delaware corporation (“BTHC”), which is a publicly traded company;

(ii) Long Fortune Valley Tourism International Limited, a company organized under the laws of the Cayman Islands and a wholly-owned subsidiary of BTHC (“Long Fortune”);

(iii) Rich Valley Capital Holding Limited, a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Long Fortune (“Rich Valley”);

(iv) Long Fortune Valley Tourism International Limited, a company organized under the laws of Hong Kong and a wholly-owned subsidiary of Rich Valley (“LFHK”); and

(v) Shandong Longkong Travel Management Co., Ltd., a company organized under the laws of China and a wholly-owned subsidiary of LFHK (“Longkong”).

“China” or “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.  “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.  The Company maintains its books and accounting records in Renminbi.  Unless otherwise stated, the translations of RMB into U.S. Dollars have been made at the rate of exchange of $1.00 to RMB 6.8096, the approximate average exchange rate for the six months ended June 30, 2010.  We make no representation that the RMB or U.S. Dollar amounts referred to in this Current Report could have been or could be converted into U.S. Dollars or RMB, as the case may be, at any particular rate or at all.  “GAAP” unless otherwise indicated refers to accounting principles generally accepted in the United States.  All U.S. Dollar amounts referenced herein are in thousands, unless the context requires otherwise.

Item 2.01Completion of Acquisition or Disposition of Assets.

SHARE EXCHANGE

On October 6, 2010, BTHC entered into a Share Exchange Agreement with Halter Financial Investments LP, its principal shareholder (“BTHC Principal Shareholder”), Long Fortune and Grand Fountain Capital Holding Limited, a company organized under the laws of the Cayman Islands, Zhang Shanjiu, Zhang Qian, Li Shikun and Yu Xinbo (collectively, the “Long Fortune Shareholders”) (the “Share Exchange Agreement”).  Pursuant to the terms of the Share Exchange Agreement, BTHC agreed to acquire all of the issued and outstanding shares of Long Fortune from the Long Fortune Shareholders in exchange for the issuance by BTHC to the Long Fortune Shareholders of an aggregate of 17,185,177 newly-issued shares of BTHC common stock, $0.001 par value per share (the “Share Exchange”).  The execution of the Share Exchange Agreement was previously reported in BTHC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2010.

On October 18, 2010 (the “Closing Date”), the Share Exchange was consummated and an aggregate of 17,185,177 shares of BTHC common stock were issued to the Long Fortune Shareholders, which constituted 95% of BTHC’s issued and outstanding shares of common stock.  Upon the consummation of the Share Exchange, Long Fortune became a wholly-owned subsidiary of BTHC.

OVERVIEW

The corporate structure of BTHC, after taking into account the Share Exchange, is as follows:

THE SHARE EXCHANGE

Pursuant to the terms and conditions of the Share Exchange Agreement, as of the Closing Date:

●
The Long Fortune Shareholders exchanged all of their equity in Long Fortune, consisting of 100% of the issued and outstanding shares of Long Fortune, for an aggregate of 17,185,177 shares of BTHC common stock, and, as a result, Long Fortune became a wholly-owned subsidiary of BTHC;

●
Zhang Shanjiu was appointed Chairman of the Board of Directors of BTHC effective as of the Closing Date.  Timothy P. Halter resigned as sole director of BTHC effective on the expiration of the 10 day period after the date of the filing of a Schedule 14(f) with the SEC (the “Effective Date”).  All directors hold office for one-year terms or until their successors are duly elected and qualified;

●	Timothy P. Halter resigned as our sole executive officer effective as of the Closing Date and simultaneously therewith new officers were appointed, as follows:

Name	Title
Zhang Shanjiu	President and Chief Executive Officer
Yu Xinbo	Chief Financial Officer, Treasurer and Secretary
Kong Xianghai	Chief Administrative Officer
Chen Rongguang	Chief Operating Officer

Officers are appointed by the Board of Directors and serve at the discretion of the Board.  Pursuant to the Share Exchange Agreement, BTHC and the BTHC Principal Shareholder agreed to use its best efforts to ensure Mr. Halter will remain a director until the expiration of the 10 day period after the date of the filing of a Schedule 14(f) with the SEC and that BTHC will not take certain corporate actions without the prior written consent of Long Fortune; and

•
Each of BTHC, the BTHC Principal Shareholder, Long Fortune and the Long Fortune Shareholders provided customary representations, warranties and covenants, and the Share Exchange Agreement provides for certain indemnification obligations.

The description of the Share Exchange Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is filed as Exhibit 2.3 to this Current Report.

Upon the consummation of the Share Exchange, there were 18,089,660 shares of BTHC common stock issued and outstanding.  After the issuance of the shares to the Long Fortune Shareholders, 5% of such issued and outstanding shares were held by the BTHC Principal Shareholder and other BTHC stockholders.

Our shares of common stock are currently listed on the Over the Counter Bulletin Board (“OTCBB”).

The transactions contemplated by the Share Exchange Agreement were intended to be a “tax-free” reorganization pursuant to the provisions of Sections 351 and/or 368 of the Internal Revenue Code of 1986, as amended.

DESCRIPTION OF THE COMPANY

Corporate History

BTHC was organized on August 16, 2006 as a Delaware corporation to effect the reincorporation of BTHC XV, LLC, a Texas limited liability company, mandated by the plan of reorganization discussed below.  In accordance with the confirmed plan of reorganization, BTHC’s business plan was to seek to identify a privately-held operating company desiring to become a publicly held company by merging with BTHC through a reverse merger or other acquisition transaction.  Prior to the Share Exchange, BTHC was considered a “shell” company.  From and after the Closing Date of the Share Exchange, BTHC was no longer a “shell” company and its primary operations consist of the business and operations of Long Fortune which are conducted in Linyi City, Yishui County, Shandong Province, China.

In September 1999, Ballantrae Healthcare LLC and affiliated limited liability companies including BTHC XV, LLC (collectively “Ballantrae”) were organized for the purpose of operating nursing homes throughout the United States.  Although Ballantrae continued to increase the number of nursing homes it operated and in June 2000 had received a substantial equity investment, it was unable to achieve profitability.  During 2001 and 2002, Ballantrae continued to experience severe liquidity problems and did not generate enough revenues to cover its overhead costs.  Despite obtaining additional capital and divesting unprofitable nursing homes, by March, 2003, Ballantrae was out of cash and unable to meet its payroll obligations.

On March 28, 2003, Ballantrae filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).  On November 29, 2004, the bankruptcy court approved the First Amended Joint Plan of Reorganization (the “Plan”), as presented by Ballantrae, its affiliates and their creditors.  On August 16, 2006, pursuant to the Plan, BTHC XV, LLC was merged into BTHC XV, Inc., a Delaware corporation.

Halter Financial Group, Inc. (“HFG”) participated with Ballantrae and their creditors in structuring the Plan.  As part of the Plan, HFG provided $76,500 to be used to pay professional fees associated with the Plan confirmation process.  HFG was granted an option to be repaid through the issuance of equity securities in 17 of the reorganized Ballantrae entities, including BTHC.  HFG exercised the option, and as provided in the Plan, 70% of BTHC’s outstanding common stock, or 350,000 shares, were issued to HFG, in satisfaction of HFG’s administrative claims.  The remaining 30% of BTHC’s outstanding common stock, or 150,000 shares, were issued to 497 holders of administrative and tax claims and unsecured debt.  The 500,000 shares (“Plan Shares”) were issued pursuant to Section 1145 of the Bankruptcy Code.

Effective August 16, 2006, HFG transferred its 350,000 Plan Shares to Halter Financial Investments L.P. (“HFI”), a Texas limited partnership controlled by Timothy P. Halter.  Mr. Halter also served as BTHC’s sole officer from BTHC’s formation on August 16, 2006 until the Closing Date, when he was replaced by Zhang Shanjiu, and also as our sole director from BTHC’s formation until the Effective Date.

BTHC remained subject to the jurisdiction of the bankruptcy court until it filed a certificate of compliance with the bankruptcy court that stated that the requirements of the Plan were met as a result of the closing of the transactions contemplated by the Share Exchange Agreement, which resulted in the discharge to be deemed granted.  As such, the post discharge injunction provisions set forth in the Plan and the confirmation order have become effective.

Through the Share Exchange, BTHC acquired Long Fortune, a Cayman Islands company that was established on December 9, 2009.  Since inception, Long Fortune has not conducted any substantive operations of its own, except to serve as a holding company that owns 100% of the equity of Rich Valley.

Rich Valley is a British Virgin Islands company that was established by Long Fortune on December 9, 2009 as a wholly-owned subsidiary.  Since inception, Rich Valley has not conducted any substantive operations of its own, except to serve as a holding company that owns 100% of the equity of LFHK.

LFHK is a Hong Kong company that was established by Rich Valley on December 22, 2009 as a wholly owned subsidiary.  Since inception, LFHK has not conducted any substantive operations of its own, except to serve as a holding company that owns 100% of the equity of Longkong.  Longkong is a cave tourism development and management company that presently operates the “Underground Grand Canyon” located in Linyi City, Yishui County, Shandong Province, China.

Longkong is a limited liability company that was organized in the PRC on March 15, 2004 as Shandong Di Xia Da Xia Gu Nu You Kai Fa Co Ltd. (“Shandong Di Xia”) with an initial registered capital of approximately $2.4 million, which was 79.2% owned by Zhang Shanjiu and 20.8% owned by Zhang Qian, Zhang Shanjiu’s daughter.  On August 25, 2004, the registered capital of Shandong Di Xia was increased to approximately $3.8 million, which resulted in an increase in the number of shareholders from two to fifteen.  After the increase in registered capital, Zhang Shanjiu, Zhang Qian, Chen Rongxia, Zhang Shanjiu’s wife, and Yu Xinbo owned 56.60%, 15.72%, 6.92% and 5.66% of Shandong Di Xia, respectively.

Until September 2004, Shandong Di Xia invested in Yishui Underground Fluorescent Lake Travel Development Co., Ltd., Shandong Shan Jiu Ching Tong Gong Yi Pin Co. Ltd. and Yi Shui Yi Mong Shan Nui Shing Shai Co. Ltd., thereby becoming the parent entity of each company and forming a PRC enterprise group of tourism companies.  Longkong was then known as Shandong Long Kong Tourism Group Co. Ltd. (“Long Kong Tourism Group”).

In September 2007, the shareholders of Long Kong Tourism Group entered into several equity transfer transactions that resulted in the reduction in the number of shareholders from fifteen to six.  After the equity transfers, Zhang Shanjiu, Zhang Qian, Chen Rongxia and Yu Xinbo owned 21.26%, 59.87%, 1.13% and 2.52% of Long Kong Tourism Group, respectively.

On October 10, 2007, the shareholders agreed to a decrease in Long Kong Tourism Group’s registered capital to approximately $3.2 million, which ultimately resulted in Zhang Qian and Li Hongwei being cashed out as shareholders.  After the decrease in registered capital, Zhang Shanjiu, Chen Rongxia and Yu Xinbo owned 84.5%, 4.5% and 10% of Long Kong Tourism Group, respectively.

On December 17, 2007, largely in part due to the rarity of a group of companies such as the Long Kong Tourism Group in the PRC, Long Kong Tourism Group’s management decided to sell its majority interest in its three subsidiaries to the minority shareholders in each company in order to focus on its core business.  In that process, Long Kong Tourism Group changed its name to Longkong’s present name.  Long Kong Tourism Group’s interest in Yishui Underground Fluorescent Lake Travel Development Co. Ltd. was sold to Zhang Qian, Zhang Shanjiu’s daughter, for approximately $1.8 million.  Long Kong Tourism Group’s interest in Shandong Shan Jiu Ching Tong Gong Yi Pin Co. Ltd. was sold to Li Hongwei, a former shareholder and employee of the predecessor to Long Kong Tourism Group, for approximately $274,000.  Long Kong Tourism Group’s interest in Yi Shui Yi Mong Shan Nui Shing Shai Co. Ltd. was sold to Zhang Shanshuang, Zhang Shanjiu’s brother,  for approximately $27,000.

On March 10, 2008, the four remaining shareholders of Longkong transferred their shares to Longong Travel Limited, a United Kingdom company (“Longong”), for approximately $2.0 million.  Longong was a company that was established by the four remaining shareholders of Longkong and each shareholder’s ownership percentage in Longong was the same as such shareholder’s ownership percentage in Longkong prior to the transaction.

On November 12, 2008, Longong sold 100% of the equity interests in Longkong to Long Fortune Valley Limited, a company organized under the laws of Gibraltar (“Fortune Valley”), for $1.  Fortune Valley was a company that was established by Zhang Shanjiu.  On December 29, 2009, Fortune Valley sold 100% of the equity interests in Longkong to LFHK for $1.

Longkong owns a less than 1% interest in Yishui Rural Credit Cooperative (“Yishui Credit”), which is a financial institution located in Yishui County, Shandong Province.  As of June 30, 2010, Yishui Credit has extended five loans to us with an aggregate balance due of $3.5 million.  The interest rates on the loans are between 5.31% and 11.15%, with a weighted average interest rate of 10.24%.  The loans are due between April 20, 2011 and April 26, 2012.

Business Overview

We are a tourism development and management company headquartered in Shandong Province, China.  Our business specializes in the development and management of natural, cultural and historic scenic sites and ecotourism projects in China, with particular emphasis on the cave tourism sector of the tourism industry.  We currently operate the “Underground Grand Canyon” tourist destination.

By implementing our growth and acquisition strategy, we plan to continue to strengthen our business and our brand by expanding our business, acquiring additional tourist destinations and obtaining the exclusive rights to manage and operate additional tourist destinations within specified geographic regions in China.  We aim to become China’s leading tourism development and management company.

The Underground Grand Canyon

The Underground Grand Canyon, located in Linyi City, Yishui County, Shandong Province, has been awarded “AAAA Level Scenic Spot” and “National Geological Park” designations by the National Tourism Administration of the PRC and the Ministry of Land and Resources of the PRC, respectively.  The Underground Grand Canyon tourist destination, at 6,100 meters (approximately 3.75 miles), is the longest cave system in northern China and contains several stalactite and stalagmite formations, as well as rivers and streams.  To date, approximately 3,100 meters (approximately 2 miles) have been developed into four entertainment attractions, including: (i) the “Underground Water Drifting” attraction; (ii) the “Electric Slide Car” attraction; (iii) the “Battery Vehicle” attraction; and (iv) the “Strop Ropeway” attraction.

In 2004, we entered into a development and management agreement with the Yaodianzi Town Government, Linyi City, Yishui County, Shandong Province to operate and manage the Underground Grand Canyon tourist destination from 2004 through 2062.  Since 2004, we have invested approximately $12 million to improve the infrastructure and facilities at the Underground Grand Canyon, including the construction of new facilities, such as the commencement of construction of restaurant facilities for our visitors, an office and accommodation and entertainment facilities for our staff, building the entertainment attractions, repairing roads leading to the Underground Grand Canyon, acquiring new boats or vehicles that are used in our entertainment attractions and repairing electrical lines and water pipes in the Underground Grand Canyon.  In addition, we have steadily increased the number of visitors from approximately 150,000 in 2004 to approximately 750,000 in 2009, which is a compounded annual growth rate of 38%.

Our visitors come to the Underground Grand Canyon both on their own, attracted either by advertisements or through word of mouth (“self-drivers”), and through touring with domestic PRC travel agencies.  Visitors from travel agencies accounted for approximately 55% of the total number of visitors in 2009, while self-drivers accounted for the remaining 45% of our visitors.  Every year, we enter into cooperation agreements with numerous domestic travel agencies throughout China, through which we anticipate a regular flow of visitors.  In addition, we believe we can increase the number of visitors by both entering into cooperation agreements with additional travel agencies, as well as through repeat business from existing travel agencies based on the experience enjoyed by prior visitors from these existing travel agencies.  We have built close relationships with many self-driver clubs in China, as well as several Internet travel websites.  Self-driver clubs are clubs comprised of individuals with their own vehicles who arrange travel and tourism activities as a group.

Our sales revenue increased $2.6 million, or 36.6%, to $9.9 million in the fiscal year ended December 31, 2009 from $7.3 million in the fiscal year ended December 31, 2008.  Our revenue is generated from admission tickets (58.7% of our 2009 sales revenue), water drifting attraction fees (31.1% of our 2009 sales revenue), rail car fees (7.1% of our 2009 sales revenue) and other fees and services (3.1% of our 2009 sales revenue).  Our net income increased $1.9 million, or 42.5%, to $6.5 million in the fiscal year ended December 31, 2009 from $4.6 million in the fiscal year ended December 31, 2008.  Our gross margin for the fiscal year ended December 31, 2009 was 70.5%, increasing from 67.4% in the fiscal year ended December 31, 2008.

Our sales revenue decreased $0.02 million, or 0.3%, to $4.69 million in the six months ended June 30, 2010 from $4.71 million in the six months ended June 30, 2009.  Net income decreased $0.2 million, or 8.1%, to $2.7 million in the six months ended June 30, 2010 from $2.9 million in the six months ended June 30, 2009.  Our gross margin for the six months ended June 30, 2010 was 65.8%, decreasing from 69.5% for the six months ended June 30, 2009.

Our Industry

China’s tourism industry is one of the fastest-growing industries in the national PRC economy and is an industry with a very distinct global competitive edge due to many historical and cultural attractions and pleasant natural landscape.  According to the World Tourism Organization, China is the leading tourist destination in Asia and fourth leading tourist destination in the world.  With increasing purchasing power, rapid economic liberalization and favorable government policies, tourism has emerged as a growing component of the Chinese economy in recent years.

According to the 2009 Statistic Report of China Tourism, in 2009, the number of tourists (including domestic and international tourists) increased to 2.03 billion from 1.33 billion in 2005, representing a compounded annual growth rate (“CAGR”) of 11.1%.  Domestic tourists accounted for 93.8% of total tourists in 2009 as compared to 91.0% of total tourists in 2005.  In 2009, tourism revenue increased to $187.3 billion from $93.0 billion in 2005, representing a CAGR of 19.1%.  Revenue from domestic tourists accounted for 78.8% of total tourism revenue in 2009 as compared to 68.5% in 2005.

In the first quarter of 2010, the number of domestic tourists reached 610 million, a year over year growth rate of 8%.  Revenue from domestic tourists was $50.4 billion in the first quarter of 2010, representing a year over year growth rate of 20%.  According to the China Tourism Academy, total revenue in China’s tourism industry is expected to grow by 13% to hit $205.9 billion in 2010.

China is rich in tourism resources with more than 20,000 natural, cultural and man-made tourism attractions.  By the end of 2007, China had 2,492 above A level scenic sites, which included 66 AAAAA level scenic sites, 858 AAAA level scenic sites, 511 AAA level scenic sites, 927 AA level scenic sites and 130 A level scenic sites.  Scenic site designations are awarded by the National Tourism Administration of the PRC to tourist destinations based on a combination of factors, including service quality, quality of the tourist destination environment and experience, scenic quality and tourist opinion of the destination.  The highest designation awarded is “AAAAA” level scenic site.  In addition, there are 182 national geological parks in China.  A geological park is a unique natural area with geological significance and natural and cultural landscapes.  Of the 64 global geological parks in the world, 22 of them are located in China.  According to the China Tourism Development Report, once a national geological park is established, the number of tourists visiting the park increases at an average rate of 28.7%.

Presently, China has the world’s largest domestic tourism market, the rapid development of which has been driven by: (i) double digit growth in gross domestic product (“GDP”) achieving an average annual GDP growth rate of 10.3% from 2004 to 2009; and (ii) a CAGR of 13.1% in China’s per capita disposable income of urban residents.  According to a forecast by the World Tourism Organization, China’s tourism industry will take up to 8.6% of the world’s market share and become the world’s largest tourism market by 2020.

Our Growth Strategy

As a leading cave tourism development and management company in China, we believe we have the experience and expertise to implement our growth strategy toward our goal of becoming China’s leading tourism development and management company.  Further, we believe we are well positioned to capitalize on future industry growth.  Our growth strategy is comprised of the following initiatives:

•
Acquisition and management of additional natural, cultural and historic scenic sites and ecotourism projects in an effort to build a tourism chain operator.  We are seeking to locate one or more sites as acquisition and/or management opportunities.  No definitive agreements have been executed, nor have there been any preliminary agreements, discussions or negotiations, with respect to any of these opportunities and there can be no assurances that we will execute any such agreements or enter into discussions or negotiations with respect to any potential sites.

•
Enhancement of existing entertainment attractions within the “Underground Grand Canyon” and development of new attractions both in and around the “Underground Grand Canyon” cave.  We continue to further improve our existing entertainment attractions within the Underground Grand Canyon and seek to develop new attractions both in and around the Underground Grand Canyon.  We plan to develop an additional 1,800 meters (approximately 1.1 miles) of the Underground Grand Canyon to include additional entertainment attractions.  We are presently developing the “Treasure Hunting Cave” entertainment attraction, which consists of eight entertainment attractions suitable for teenagers and young adults encompassing more than 3,000 square meters (approximately 32,300 square feet), including a man-made rock hill for climbing, a maze and amusement park type rides.  We expect that it will cost approximately $3.1 million to develop the Treasure Hunting Cave entertainment attraction and that it will take approximately seven to eight months to complete.  We expect to open the Treasure Hunting Cave entertainment attraction to visitors in April 2011.  We believe these new projects will increase the attraction points to the Underground Grand Canyon and ultimately the number of visitors we host, but there can be no assurance that we will be successful in completing these new projects or that, if completed, the new projects will lead to an increase in the number of visitors.

•
Expansion of services and products offered to our visitors.  To enhance our visitors’ experience, we recently completed the development of catering facilities, which include restaurants for our visitors, as well as the services to host and cater large-scale events, and gift shop facilities.  Our goal is to provide a menu suitable to the largest percentage of our visitors at an affordable price.  In addition, our gift shops contain goods with special features connecting our visitors to the unique scenic images they enjoy while visiting the Underground Grand Canyon.  The total cost to develop the catering and gift shop facilities was approximately $1.2 million and it took approximately two years to complete.  Although we developed these facilities to enhance our visitors’ experience, there can be no assurance that we will be successful in doing so.

•
Promotion of our scenery and brand by effective advertisements.  We will continue to build close relationships with domestic PRC travel agencies, self-driver clubs and Internet travel websites.  In addition, an effective advertising campaign that promotes our scenery, brand and enterprise culture to new and larger population and income bases, will continue to be an important initiative in our growth strategy.

Our Products

As a cave tourism development and management company, we are in the services business and do not produce or manufacture any products.  We currently operate the “Underground Grand Canyon” tourist destination located in Linyi City, Yishui County, Shandong Province.  The Underground Grand Canyon has been awarded “AAAA Level Scenic Spot” and “National Geological Park” designations by the National Tourism Administration of the PRC and the Ministry of Land and Resources of the PRC, respectively.  In addition, it has been recognized in “Shandong’s Top Ten Beautiful Scenery” by China National Geography Magazine.

The Underground Grand Canyon was discovered in 1974 by a local farmer drilling a well.  However, for technical and financial reasons, it was not developed until 2000.  In 2003, the Underground Grand Canyon tourist destination officially opened to visitors.  In 2004, we entered into a development and management agreement with the Yaodianzi Town Government, Linyi City, Yishui County, Shandong Province to operate and manage the Underground Grand Canyon tourist destination from 2004 through 2062.

The Underground Grand Canyon tourist destination is one of the largest karst caves in China and is currently the longest karst cave in northern China at 6,100 meters (approximately 3.75 miles).  The temperature inside the cave stays between 17 and 18 degrees Celsius (62.6 to 64.4 degrees Fahrenheit) year round.  The cave is a typical karst topography, the shape of which is gradually formed from large karst fissures occurring 65 million years ago.  It is located in the middle of the famous regional geological faults, the Tanlu Faults.  Karst is a landscape or terrain that results from the chemical corrosion of carbonate rocks that are soluble in water.  Carbonate rocks were made through sedimentation between 230 million and 66 million years ago.  Because of the calcium carbonate (CaCO3), which is soluble in water, carbonate rocks dissolve in water and consequently let it through.  Permeability is considerable because of chemically induced corrosion causing cracks, which enable the water to run through the rock.  The dissolving and corrosion process takes many years.

The cave contains more than 100 landscapes, such as an underground river, stalactite springs, stalactite palaces, stalactite waterfalls and stalactite canyons.  To date, approximately 3,100 meters (approximately 2 miles) have been developed, in addition to the natural scenery, into four entertainment attractions, including: (i) the “Underground Water Drifting” attraction; (ii) the “Electric Slide Car” attraction; (iii) the “Battery Vehicle” attraction; and (iv) the “Strop Ropeway” attraction.

•
The “Underground Water Drifting” attraction was placed into operation in April 2003 and is the only underground river drifting site in China.  Presently, the drift channel is 1,000 meters long (approximately 0.6 miles).  Already the longest underground cave drift in China according to Great World DSJJNS, plans are drawn to expand to 2,500 meters (approximately 1.5 miles) in the second phase of development.  Visitors take a special rubber boat down the river, enjoying extraordinary views of the valley scenery around both sides and the top of the cave.  This attraction has been recognized as a “China Top Ten Rafting Resort” and was named as the major tourist adventure project by the Shandong Provincial Government.

•
The “Electric Slide Car” attraction was placed into operation in February 2006 and is one of the longest natural tourism entertainment projects in China.  The slide car has a total length of 2,800 meters (approximately 1.7 miles) (with a drop of more than 50 meters (approximately 165 feet)), which starts at the peak of the mountain and slides along the mountain directly to the access point of the cave in the mountainside.  Our visitors are free to control the speed of the car with a designed speed of up to 15 kilometers per hour (approximately 9 mph).

•	The “Battery Vehicle” attraction was placed into operation in February 2005. Visitors can take the battery vehicle for nearly 2 kilometers (approximately 1.2 miles).

•
The “Strop Ropeway” attraction was placed into operation in October 2007 and has a length of 400 meters (approximately 0.25 miles).  We built up the ropeway by utilizing the natural topography from the top of the mountain to the entrance of the cave.  To ride on the ropeway, visitors are required to wear a harness that attaches to the ropeway and leaves them suspended from the ropeway using the natural topography of the mountain and gravity to slide down the ropeway similar to a zip line.

Description of Operations

As a cave tourism development and management company, our daily focus is to provide the best experience possible to our visitors.  Toward that end, in addition to the acquisition and development of additional tourist destinations, we aim to improve the existing, and add additional, entertainment attractions within and outside of the Underground Grand Canyon.  Our primary focus, however, is the enhancement of our service quality.  At the Underground Grand Canyon, we have knowledgeable and friendly tourist guides to provide our visitors with a detailed introduction of our entertainment attractions and provide additional services to our visitors.  Our tourist guides are required to follow our strict service process and other requirements to ensure the safety and enhance the experience of our visitors.  We plan to have in place the same level of strict service processes and other requirements at any additional sites we acquire, develop and/or manage.

Our Competitive Strengths

With more than 20,000 natural, cultural and man-made tourist attractions in China, tourists have multiple attractions and destinations to choose from.  The tourism market is competitive and highly fragmented.  Of the 20,000 tourist attractions, 2,492 attractions are designated “A level scenic sites” and 182 are designated national geological parks.  Our Underground Grand Canyon has been designated an “AAAA Level Scenic Spot” and a “National Geological Park.”

Scenic site designations are awarded by the National Tourism Administration of the PRC to tourist destinations based on a combination of factors, including service quality, quality of the tourist destination environment and experience, scenic quality and tourist opinion of the destination.  The highest designation awarded is “AAAAA” level scenic site.  In awarding the level of designations, the National Tourism Administration performs an annual on-site independent analysis of the tourist destination.  Upon the completion of this annual analysis, the National Tourism Administration will either indicate that the level previously awarded remains the same or that the level will be increased or decreased according to whether the tourist destination meets the criteria for the various levels.

We attribute our success to date and potential for future growth to a combination of strengths, including the following:

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We have a leading market position in China’s cave tourism sector.  In terms of the number of visitors, revenue and net profits from a tourism business, we believe we are one of the leading companies in the cave tourism sector in China.  We believe the 750,000 visitors to our Underground Grand Canyon in 2009 is the largest number of visitors to any single cave in China.

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Our Underground Grand Canyon has achieved national and international merit.  The Underground Grand Canyon has attained national and international recognized merits of scenic achievement, such as “AAAA Level Scenic Spot,” “National Geological Park” and “Shandong’s Top Ten Beautiful Scenery.”  The achievement of these high degrees of recognition is a testament to our management expertise and our corporate culture.

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We benefit from favorable geography.  Our business is located in Linyi City, Yishui County, which is the southern gateway to Shandong Province and is situated between Beijing and Shanghai, which are two main population centers in China.  In addition, Linyi City is accessible by air, ground and water, with easy access to airports, major highways and waterways.

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We are located in a main population center in China.  Linyi City has approximately 10 million residents.  In addition, Linyi City is the second largest wholesale market in China, which attracts a high volume of high income people.  Within a radius of 200 kilometers (approximately 125 miles) of Linyi City, there are approximately 170 million residents.  Further, within a radius of 500 kilometers (approximately 300 miles) of Linyi City, the number of residents is approximately 400 million.

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Shandong Province is located in a tourism corridor.  Linyi City, along with Qingdao, Weihai and Yantai are located along the famed Golden Coast region of Shandong Province.  This region, by itself, is a destination for tourists in China.  Further, Shandong Province is recognized as the hometown of Confucian and Mencius culture and culture of Taishan Mount.  As a result, many tourists from outside of Shandong Province use it as a gathering place.

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We benefit from favorable government support.  As a leading cave tourism development and management company, we benefit from favorable government support, such as the supply of tourism land.  In addition, recent local government initiatives include the improvement of our local tourism environment, including the establishment of a tourism bureau to differentiate the tourism industry from the services industry and mandated regulatory compliance by companies in the tourism industry.

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We have a proven business model.  Our Underground Grand Canyon, judged by the merits achieved, increased number of visitors, visitor satisfaction rates, and significant profit margin, evidences our proven business model.  As we seek to acquire new tourist destinations and continue to improve our existing entertainment attractions in and around the Underground Grand Canyon, we will continue to build up and strengthen our business model.  We believe our business model is portable to the tourism industry beyond the cave tourism business and seek to operate a national tourism development and management company with a brand recognized for its quality.

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We have a high visitor satisfaction rate.  Being in the tourism business, we aim to provide the highest quality experience for our visitors.  From the design of our entertainment attractions to the delivery and presentation of our product on a daily basis, we emphasize visitor satisfaction.  In recent years, we have initiated an overall quality policy of “Emphasis on tourist travel experience to meet maximum demand” and launched an annual mission for our staff, the most recent of which was “Staff are also attractions,” which was designed to improve our service quality, including an emphasis on the appearance, knowledge and professionalism of our staff.  Each of our visitors is asked to complete a visitor satisfaction survey, which includes a variety of questions regarding the visitors’ experience at the Underground Grand Canyon, including, among others, the amount spent by the visitor, whether the visitor is satisfied with the facilities and entertainment attractions, whether the visitor is satisfied with the service provided by our staff and overall visitor satisfaction.  More than 99% of our visitors indicate that they are “very satisfied” with their experience at the Underground Grand Canyon.  We attribute that rate to our emphasis on visitor service quality.

Sales and Marketing

We have established multi-layered and comprehensive marketing channels including travel agencies, self-driver clubs, Internet travel websites, hotel promotion and advertisements.

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We enter into cooperation agreements with numerous domestic travel agencies throughout China, through which we anticipate a regular flow of visitors.  As of June 30, 2010, we have entered into cooperation agreements with approximately 1,100 travel agencies.  Terms of these agreements generally include a discounted admission ticket price to the Underground Grand Canyon, as well as discounted prices to our entertainment attractions in and around the Underground Grand Canyon so long as the travel agency brings more than a set number of visitors, generally 10 or more, at any one time.  In addition to the discounted prices offered to the visitors from a travel agency, commencing on January 1, 2010, we also began to offer a return to the travel agency based on the number of total tourists the travel agency brings to the Underground Grand Canyon over the term of the agreement (generally one year).  The return is accumulated over the term of the agreement and paid to the travel agencies at the end of the term.  Of the 1,100 travel agencies with which we enter into cooperation agreements, we expect that only approximately 70 travel agencies will bring enough tourists to the Underground Grand Canyon to qualify for a return under the cooperation agreement.  The travel agents do not guarantee to us a certain number of visitors per year nor a certain amount of revenue to be generated from their visitors.  Similarly, we do not guarantee a certain amount of return to the travel agencies.  The cooperation agreements typically have a one-year term and are renewed annually.  We believe we can increase the number of visitors by both entering into cooperation agreements with additional travel agencies, as well as through repeat business from existing travel agencies based on the experience enjoyed by prior visitors from these existing travel agencies.  We plan to continue to expand the number of travel agencies we cooperate with, particularly in the major cities of developed provinces in China, such as Zhejiang, Jiangsu and Shanghai, which we believe have a higher percentage of higher net income residents.  Relationships with travel agencies are managed by our sales team and we plan to rely on our sales team to continue to cultivate our existing relationships and to foster new relationships with travel agencies.

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We promote the Underground Grand Canyon and the entertainment attractions, as well as our brand, through traditional media outlets, including television, radio and print media.  Print media, such as newspapers, magazines, express advertisements, outdoor advertisements, scenery signposts and advertisements on buses, continues to be the main focus of our advertising campaign.  We have implemented an effective plan for our advertising campaign, while maintaining a relatively high degree of exposure and increasing consumer awareness within our target markets, such as Shandong Province.

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We have built close relationships with many self-driver clubs in China, which organize tourism activities to the Underground Grand Canyon.  Self-driver clubs are clubs comprised of individuals with their own vehicles who arrange travel and tourism activities as a group.

•	We have built close relationships with several Internet travel websites, which advertise and promote the Underground Grand Canyon and our brand.

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We cooperate with the Shandong provincial government and tourism association to sponsor public activities in order to promote the Underground Grand Canyon and our brand.  For example, we have twice sponsored the China (Yishui) Festival of Underground Drifting.

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The Underground Grand Canyon also is promoted through the attainment of national and international recognized merits of scenic achievement, such as “AAAA Level Scenic Spot,” “National Geological Park” and “Shandong’s Top Ten Beautiful Scenery.”  By achieving these high degrees of recognition, the Underground Grand Canyon becomes visible on a grander scale, which we believe draws more visitors to our tourist destination.

Our Visitors

The number of visitors to the Underground Grand Canyon has grown significantly, from approximately 150,000 visitors in 2004 to approximately 750,000 visitors in 2009, which represents a compounded annual growth rate of 38%.

Visitors from travel agencies amounted to approximately 408,000 in 2009 and approximately 234,000 in 2008, which represented 54.5% and 43.7% of our total visitors in 2009 and 2008, respectively.  Due to the lower prices offered to visitors from travel agencies, revenue from these visitors accounted for approximately 43.0% and approximately 36.3% of our total revenue in the fiscal year ended December 31, 2009 and 2008, respectively.

Self-driver visitors amounted to approximately 341,000 in 2009 and approximately 302,000 in 2008, which represented 45.5% and 56.3% of our total visitors in 2009 and 2008, respectively.  Revenue from these visitors accounted for approximately 57.0% and 63.7% of our total revenue in the fiscal year ended December 31, 2009 and 2008, respectively.

Pricing

We charge an initial admission ticket price to our Underground Grand Canyon and an additional fee for each of our entertainment attractions in and around the Underground Grand Canyon.  We do not offer weekly, monthly or other annual or season type passes to the Underground Grand Canyon, but discounted admission ticket prices and fees are available to visitors from travel agencies with which we enter into cooperation agreements.

According to PRC regulations, price increases must be approved by the local Administration for Commodity Prices.  In order to obtain this approval, we must prepare and submit a written application for review.  The Administration’s review of the application generally takes one to two months, including a public hearing to discuss the suggested price increase, after which a formal approval or denial document will be provided.  Any price increase that is approved, which can occur once every 3 years, is limited to a specified increase based on the unadjusted admission ticket price.  For example, if the unadjusted admission ticket price is between RMB 50 (approximately $7.30) and RMB 100 (approximately $14.60) the increase may not exceed 30% of the former price.  Further, the adjusted admission ticket price may not take effect until after 6 months’ notice has been provided to the public.  The last time a price increase was approved was in January 2010.  See “Government Regulation” below for additional information regarding the regulations and procedures governing price increases.

Admission ticket prices and entertainment attraction fees are set, pending Administration approval, based on the following factors:

•	Prices charged by tourism companies offering similar attractions;

•	China’s economic growth and the growth of per capita disposable income;

•	China’s consumer price index (“CPI”) level and growth rate, which indicates overall price movement for commodities;

•	Enhancements to our existing entertainment attractions and the development of new attractions in and around the Underground Grand Canyon;

•	Our overall service quality and visitor satisfaction rates; and

•	Feedback received from our visitors regarding whether it is suitable to increase our prices.

Research and Development

As a cave tourism development and management company, we do not have significant research and development activities.  In the past two fiscal years, in addition to focusing on development of additional entertainment attractions for our Underground Grand Canyon and services to enhance our visitors’ experience, such as the catering business and souvenir shops, our research and development activities have focused on analyzing market trends and developing methods of increasing our number of visitors.

Intellectual Property

We have obtained from the Trademark Office of the State Administration for Industry and Commerce of the PRC trademarks and the exclusive use permission of trademarks including “沂蒙地下奇観” (English translation – Yimeng Underground Wonder), “红嫂” (English translation – Hong Sao) and “地下大峡谷” (English translation – Underground Ground Canyon).  These trademarks and exclusive use permissions offer protection within the PRC and do not cover any other geographic areas.  We are currently applying for trademarks and the exclusive use permission of trademarks for “LONGON”, “地下河漂流” (English translation – Underground Water Drifting), “溶洞第一漂” (English translation – No 1 Cave Drifting), “龙岗” (English translation – Long Gang) and “LONGONTOUR”.

With respect to the Underground Grand Canyon trademark, the trademark is owned by Shandong Shan Jiu Ching Tong Gong Yi Pin Co. Ltd. (“Ching Tong”), an entity in which siblings of Zhang Shanjiu, our Chairman, President and Chief Executive Officer, own an aggregate 21.3% interest.  Pursuant to the Trademark Agreement, dated September 28, 2010, between Longkong and Ching Tong, Longkong is authorized to use the trademark.  No payment was required for the authorization.

We regard our intellectual property, particularly our trademarks, to be of considerable value and importance to our business and our success.  For trademarks in Chinese, the English translation of the Chinese language trademark is not included in the official certificate filed with, and approved by, the Trademark Office of the State Administration for Industry and Commerce of the PRC.  The English translation of the Chinese trademarks may not be used as trademarks in China unless the English translation is registered as a trademark in China  Further, unless our trademarks are determined by the Trademark Office of the State Administration of Industry and Commerce of the PRC to be “well-known trademarks,” it may be possible for a third party to trademark the English translation of our Chinese language trademarks and we may not have any injunctive relief against such use.  We currently do not own any patents.

We rely on a combination of trademark, trade secrecy laws and contractual provisions to protect our intellectual property rights.  There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights.  In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights.  Any such claim or litigation could be costly and we may lack the resources required to defend against such claims.  In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse affect on our ability to market or sell our brand, and profitably exploit our services.

Our Employees

As of September 30, 2010, we employed a total of 141 full-time employees in the following functions:

Department	Number of Employees

Senior Management	4

Human Resources	3

Administration	43

Public Relations	5

Finance and Investment	21

Purchasing	5

Infrastructure Construction	17

Sales & Marketing	7

Operations Management	36

TOTAL	141

From time to time, we hire part-time, seasonal staff, which typically work for short periods of time, such as one week.  At any given point in time, the number of seasonal staff varies, however, as of September 30, 2010, we had 250 part-time, seasonal staff.

Our employees have established a labor union in accordance with PRC law, but are not covered by a collective bargaining agreement.  We have not experienced any work stoppages.

We are required under PRC law to make contributions to employee benefit plans of 1.2% of our after-tax profit.  In addition, we are required by PRC law to cover employees in China with various types of social insurance.  We believe that we are in material compliance with the relevant PRC employment laws.

For a discussion of our executive officers and employment agreements we have entered into with our executive officers, see “Management” and “Executive Compensation” beginning on page 60 of this Current Report.

In compliance with the Employment Contract Law of the PRC, Longkong has written contracts with all of its employees for a term of 3 to 5 years.  The employment agreements include the positions, responsibilities and salaries of the respective employees, as well as the circumstances under which employment may be terminated in compliance with the Employment Contract Law of the PRC.  Longkong considers its relationship with its employees to be good.

Under the Employment Contract Law of PRC, upon the termination of an employment agreement by Longkong without cause or expiration of an employment agreement without an offer to renew, Longkong is obligated to pay the applicable employee compensation equal to one month’s salary for each year the employee has been employed by Longkong, up to a maximum of twelve years (“Compensation”), except where (1) the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect on Longkong; (2) the employee receives pension payments; (3) the employee dies or is declared dead or missing; or (4) Longkong offers to renew the employment agreement with equal or higher consideration and the employee does not accept it.  In these cases, Longkong is not required to pay any Compensation and may terminate an employment agreement without prior notice.  If the employee’s salary is greater than three times the average salary for the last year in Linyi City, the Compensation will be calculated by multiplying such average salary by three, and then multiplying the product obtained by the number of years the employee was employed by Longkong, up to a maximum of twelve years.

Longkong may terminate an employment agreement upon 30 days prior written notice or without prior notice upon an extra payment of one month salary and with Compensation payable to such employee, for any of the following reasons: (1) sickness or non-working injury and after medical treatment an employee is not able to do the original work or other assignments designated by Longkong; (2) an employee is unable to perform his job after training or position adjustment and is still unable to perform his job at a suitable level; and (3) the employment cannot be performed due to a fundamental change of circumstances and the employer and employee fail to reach an agreement to change the original employment contract.

If Longkong terminates an employment agreement prior to its expiration for any reason other than as described above, the employee has the right to either enforce the agreement or to terminate the agreement and require Longkong to pay an amount equal to twice the Compensation.

An employee may at any time terminate the employee’s employment agreement upon 30 days’ prior written notice.

Property and Land Use Rights

Under Chinese law, land is owned by the state or rural collective economic organizations.  The state issues to tenants the rights to use property.  Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest.  The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent.  According to PRC laws and regulations, any individual or organization which needs to use land for non-agricultural construction is required to apply for state owned land, except (i) to build a villager’s house; (ii) to build public facilities, or (iii) for a village/county-owned enterprise’s operation.  However, if a village/county-owned enterprise is merged, acquired or reorganized by other enterprises, the collective land previously possessed by such village/county-owned enterprise can be used by the acquirer for non-agricultural construction.

In 2004, we entered into a development and management agreement with the Yaodianzi Town Government, Linyi City, Yishui County, Shandong Province to operate and manage the Underground Grand Canyon tourist destination from 2004 through 2062.  In practice, this agreement operates similar to a business license under which we are authorized to operate our business at the Underground Grand Canyon.  This agreement does not, however, grant to us the right to the use of any land on or around the Underground Grand Canyon to operate our business.  Instead, we rely on a combination of land use rights received directly from the government, as well as leasing agreements entered into with several village committees.

Between 2004 and 2008, we entered into 19 leasing or mountain leasing agreements with several village committees to lease land on and around the Underground Grand Canyon.  The leases expire between December 30, 2027 and January 1, 2066.  The leases generally required a one time payment upon execution of the leasing agreement, but several leases require annual payments.  The dollar amount of such payments, whether one time or annual, vary among the leasing agreements.  If the villagers or village committees breach the leasing agreements and do not allow us to use the land, we may not be able to force such villagers or village committees to carry out the leasing agreements, but can only stop paying compensation as provided in the leasing agreements.

In 2006 and 2007, we received an aggregate of three land use rights certificates to use an aggregate of approximately 69,000 square meters of land for tourism purposes in Yishui County, Shandong Province.  Two land use rights expire on December 29, 2036 and the other land use right expires on July 6, 2047.  As of June 30, 2010, we have paid a total of $328,000 for our land use rights.

We operate our business out of an office of approximately 1,700 square meters (approximately 18,300 square feet) located on the premises of the Underground Grand Canyon.  We do not own or lease any other properties or space for the operation of our business or otherwise.

In order to carry out our expansion and acquisition strategy, we will either need to acquire additional land use rights certificates or may need to enter into agreements with village committees and villagers to establish or acquire additional tourist destinations.  There can be no assurances that we will be able to obtain the land use rights or execute leasing agreements with villagers or village committees in order to carry out our expansion and acquisition strategy.

Seasonality

Tourism, particularly cave tourism, is a seasonal business, with peak months occurring during periods of warmer weather, when students are on summer vacation and during our National Holiday.  Our peak months are April, May, July, August and October, which collectively accounted for 59% of our total visitors in 2009.  As recently as 2007, however, our peak months collectively accounted for 70% of our total visitors.  In April and May, the weather is favorable as compared to our winter months and people are beginning their vacation schedules.  During the hottest months of July and August, the constant temperature in the Underground Grand Canyon of between 17 and 18 degrees Celsius (62.6 to 64.4 degrees Fahrenheit) is appealing to many visitors.  In addition, students are on summer vacation in July and August and therefore family vacations are at their peak.  The National Holiday, which occurs in early October annually, is one of the two long-term holidays of 7 days in length in China.

Historically, the volume of visitors to the Underground Grand Canyon is lowest during the coldest months of the year, January, February, November and December.  These months collectively accounted for 14% of our total visitors in 2009.  The remaining months of March, June and September collectively accounted for 27% of our total visitors in 2009.

As a result of seasonality, our personnel, revenue, and cash flow vary throughout the year.

An element of our growth strategy is to acquire additional tourist destinations throughout China and in various climate zones.  As we begin to manage and operate additional tourist destinations, the extent to which our business is affected by seasonality should initially decrease and eventually level off.

Government Regulation

The principal regulation governing our business in the PRC is the Foreign Investment Industrial Guidance Catalogue, which became effective as of December 1, 2007.  Under this regulation, the tourism industry belongs to the category of permitted foreign investment industries.  As a result, there is no restriction on foreign investment in this line of business in China, except for the regular business license and other permits that must be possessed by every company conducting the same line of business in China.  Our industry in China is also subject to a number of other laws and regulations, including laws and regulations relating specifically to tourism operations.  In addition, certain laws and regulations of the PRC also affect the rights of our stockholders to receive dividends and other distributions from us.

Tourism Specific Regulations

The PRC Pricing Law, effective on May 1, 1998, provides that the government shall issue government-set or guided prices for the following merchandise and services if necessary: (i) merchandise that is considered to be of great importance to development of the national economy and people’s livelihood; (ii) merchandise for which there is shortage; (iii) merchandise that is monopolistic in nature; (iv) certain public utilities that are deemed to be important; and (v) certain public welfare services.  In fixing government-set and guided prices, the relevant government price department convenes public hearings to solicit views from consumers, business operators and others to explore the necessity for a government-set and guided price and the feasibility of the suggested price.  The scope and level of the government-set and guided prices are adjusted in light of the operation of the national economy and the recommendations of consumers and business operators, as well as the feedback received at the public hearings.  After the government-set and guided prices are determined, the relevant government price departments announce the prices publicly.

On September 19, 2006, the State Council promulgated Regulations on Scenic Spots to strengthen the administration of scenic spots, such as the Underground Grand Canyon tourist destination, and to effectively protect and explore the resources thereof.  The price of the admission ticket to scenic spots must comply with relevant laws and regulations regarding pricing.  In accordance with the regulations, violations of the regulations may be subject to various administrative or monetary penalties, and potentially criminal liability.

On January 29, 2007, the National Development and Reform Commission (“NDRC”) issued a Notice on Further Improving Administration of Scenic Spots’ Admission Price (No. FaGaiJiaGe (2007)227).  In accordance with the notice, prices may not be increased more than once every three years.  The range of the price adjustment depends upon the unadjusted admission ticket price.  For example, if the unadjusted admission ticket price is below RMB 50 (approximately $7.30), an increase may not exceed 35% of the former price; if the unadjusted admission ticket price is between RMB 50 (approximately $7.30) and RMB 100 (approximately $14.60), an increase may not exceed 30% of the former price; if the unadjusted admission ticket price is between RMB 100 (approximately $14.60) and RMB 200 (approximately $29.20), an increase may not exceed 25% of the former price; and if the unadjusted admission ticket price is over RMB 200 (approximately $29.20), an increase may not exceed 15% of the former price.

On April 9, 2008, the NDRC, the Ministry of Finance, the State Land and Resource Ministry and the State Administration of Tourism jointly promulgated a Notice on Regulating the Ticket Price of Scenic Spots (No. FaGaiJiaGe (2008)905).  The notice provides that the admission ticket price of a scenic spot that is based upon a state natural resource or historic resources must apply government-set or guided prices.  As discussed above, the use of or adjustments to government-set or guided prices require a public hearing.  Further, the admission ticket price of well-known scenic spots must be administrated by a provincial-level price department.

On December 1, 2009, the State Council promulgated Opinions on Accelerating the Development of Tourism Industry (No. 41 (2009) of the State Council).  In accordance with the opinions, the government is to actively develop the domestic tourism industry and push forward the development of the tourism industry with local characteristics at all places.  In response to expected growth in the tourism industry, the opinions encourage investment (including through acquisitions and reorganizations) in the tourism industry and actively encourage qualified tourism enterprises to obtain capital financing.  In addition, the opinions require that if there is any adjustment to the price of a scenic spot’s admission ticket, 6 months’ advance notice must be provided to the public.

Shandong Provincial Rules on Tourism, which was passed on May 27, 2005 by the 10th Standing Committee of Shandong Provincial People’s Congress and revised on July 30, 2010 by the 11th Standing Committee of Shandong Provincial People’s Congress, require tourism operators to publish their services or products and prices thereof and establish safety responsibility systems with respect to such services or products.  Tourism operators are required to report any accidents involving their visitors to the local tourism administration.  The rules encompass the PRC government level rules discussed above, that is: (i) that the admission ticket price of a scenic spot that is based upon a state natural resource or historic resources must be determined or guided by the government; (ii) adjustments to the admission ticket price must comply with relevant procedures, such as the public hearing process; (iii) an adjustment to the admission ticket price requires 6 months’ advance notice to the public; (iv) adjustments to the admission ticket price may not exceed the limit allowed by law; and (v) an adjustment to the admission ticket price may not occur more than once every 3 years.  Any violation of the rules by the tourism operators may be subject to various actions of the local governmental agencies, including warning and confiscation of income received by violating the rules and payment of fines of one to five times the income received by violating the rules; if there is no such income, there will be imposed a fine of up to approximately $750.

On August 31, 2009, the Ministry of Culture and the State Administration of Tourism issued Guidelines on Promoting the Development of the Combination of Culture and Tourism, encouraging companies to take active measures to strengthen the combination of culture and tourism and build a series of brands and cultural tours.

Regulations of Special Equipment

Regulations on Safety Supervision over Special Equipment, which was promulgated by the State Council on March 11, 2003, provide that before special equipment, such as a passenger cableway or a large entertainment facility, is placed into operation or within 30 days after it has been placed into operation, the operator of the special equipment must file for registration with the department of safety supervision of the municipality directly under the central government or the city where such special equipment is to be used.  Upon registration, the special equipment undergoes periodic safety inspections, which in practice last for one year.  One month prior to the expiration of the safety inspection, the operator of the equipment must file for another inspection with the special equipment inspection and testing institution.  Special equipment that either fails an inspection or is not inspected prior to the expiration date of the safety inspection may no longer be used.  In addition to the registration and inspections, the operator of the special equipment and its relevant management personnel must obtain a certificate for operating or managing the special equipment.  If an operator uses special equipment in violation of these regulations, it could be subject to a monetary fine of up to approximately $3,000 or an administrative penalty by the department of safety supervision, including an order to cease operations of the business.

Environmental Regulation

The most significant environmental regulations applicable to us include the Environmental Protection Law of the PRC, the Law of the PRC on the Prevention and Control of Water Pollution, Implementation Rules of the Law of the PRC on the Prevention and Control of Water Pollution, the Law of the PRC on the Prevention and Control of Air Pollution, the Law of the PRC on the Prevention and Control of Solid Waste Pollution, and the Law of the PRC on the Prevention and Control of Noise Pollution.  Since 2004, we have incurred approximately $0.8 million in compliance costs in connection with these environmental regulations.  No significant environmental compliance costs are anticipated during the next 12 months.  Compliance activities include primarily the planting of trees on the mountain that houses the Underground Grand Canyon, protecting the plants and soil on the mountain that houses the Underground Grand Canyon, managing polluted waters and waste management.

Regulations on Intellectual Property Rights

China has adopted comprehensive legislation governing intellectual property rights, including trademarks, patents and copyrights.  The National People’s Congress adopted the Patent Law of the PRC in 1984, and amended it in 1992, 2000 and 2008, respectively.  The Copyright Law of the PRC was adopted in 1990 and amended in 2001 and 2010, respectively.  The Trademark Law of the PRC was adopted in 1982 and amended in 1993 and 2001, respectively.  The Implementation Rules for the Law of the PRC on Trademarks were adopted in 2002.  Infringement of a patent, copyright or trademark’s exclusive right may be subject to administrative penalties, and civil or criminal liabilities, as applicable.

Regulations on Labor

China adopted the Labor Contract Law and its implementation rules effective on January 1, 2008 and September 18, 2008, respectively.  The labor contract law and its implementation rules impose more stringent requirements on employers with regard to, among other things, minimum wages, severance payments and non-fixed term employment contracts, time limits for probation periods as well as the duration of and the times that an employee can be placed on a fixed term employment contract.  Due to the lack of clarity with respect to the implementation and potential penalties and fines of the labor contract law and its implementation rules, it is uncertain how they will impact our current employment policies and practices.  Our employment policies and practices may violate the labor contract law or its implementation rules and we may be subject to related penalties, fines or legal fees.

Regulations on Foreign Exchange Control and Administration

Foreign exchange in China is primarily regulated by:

•	The Foreign Currency Administration Regulations (1996), as amended on January 14, 1997 and August 5, 2008, respectively; and

•	The Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996) (the “Administration Rules”).

Under the Foreign Currency Administration Regulations, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments and trade and service-related foreign exchange transactions.  Conversion of Renminbi into foreign currency for capital account items, such as direct investment, loans, investment in securities and repatriation of investment, however, remains subject to the approval of the State Administration for Foreign Exchange (“SAFE”) or its local counterpart as required by law.

Under the Administration Rules, foreign-invested enterprises may buy, sell and remit foreign currencies at banks authorized to conduct foreign exchange transactions for settlement of current account transactions after providing valid commercial documents and, in the case of capital account item transactions, only after obtaining approval from or registration with the SAFE and, as the case may be, other relevant PRC government authorities as required by law.  Capital investments directed outside of China by foreign-invested enterprises are also subject to restrictions, which include approvals by the PRC Ministry of Commerce, the SAFE and the PRC National Reform and Development Commission.

Regulations on Foreign Exchange Registration of Offshore Investment by PRC Residents

On October 21, 2005, the SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted through Offshore Special Purpose Companies (“Circular 75”), which became effective as of November 1, 2005.  According to Circular 75:

•
prior to establishing or assuming control of an offshore company (an “offshore SPV”) for the purposes of financing the offshore SPV with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in such offshore SPV upon either (1) the injection of equity interests or assets of an onshore enterprise to such offshore SPV or (2) the completion of any overseas fund raising by such offshore SPV; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of such offshore SPV not related to inbound investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or divestiture, (4) a long-term equity or debt investment or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Circular 75 applies retroactively.  As a result, PRC residents who have established or acquired control of offshore SPVs that have made onshore investments in the PRC before the issuance of Circular 75 were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006.  The SAFE subsequently issued relevant guidance, including Notice 106, which became public in June 2007, to its local branches with respect to the operational process for the SAFE registration under Circular 75, which standardized more specific and stringent supervision on the registration relating to Circular 75 and imposed obligations on onshore subsidiaries of offshore SPVs to coordinate with and supervise the beneficial owners of offshore SPVs who are PRC residents to complete the SAFE registration process.  Under the relevant SAFE rules, failure to comply with the registration procedures set forth in Circular 75 may impose restrictions on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents and the onshore company to penalties under PRC foreign exchange administration regulations.

We cannot provide any assurances that all of our beneficial owners complied with or continue to comply with requirements required by Circular 75 or other related rules promulgated and amended from time to time.  The failure or inability of our beneficial owners to make any required registrations or comply with other requirements under Circular 75 and other related rules may subject such beneficial owners or our PRC subsidiary to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to our PRC subsidiary, limit our PRC subsidiary’s ability to pay dividends or otherwise distribute profits to us, or otherwise adversely affect us.

Regulations on Employee Share Options

On December 25, 2006, the People’s Bank of China promulgated the Administrative Measures for the Administration of Individual Foreign Exchange.  On January 5, 2007, the SAFE issued the Implementation Regulations of the Administrative Measures for Individual Foreign Exchange (the “Individual Foreign Exchange Rule”), which, among other things, specifies approval requirements for a PRC citizen’s participation in the employee stock holding plans or stock option plans of an overseas publicly-listed company.  On March 28, 2007, the SAFE issued the Processing Guidance on Foreign Exchange Administration of Domestic Individuals Participating in the Employee Stock Holding Plan or Stock Option Plan of Overseas Listed Companies (the “Stock Option Rule”).  According to the Stock Option Rule, if a PRC domestic individual participates in any employee stock holding plan or stock option plan of an overseas listed company, a qualified PRC domestic agent or the PRC subsidiaries of such overseas listed company shall, among other things, file, on behalf of such individual, an application with the SAFE to obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with the stock purchase or stock option exercise as PRC domestic individuals may not directly use overseas funds to purchase stock or exercise stock options.  Such PRC individual’s foreign exchange income received from the sale of stock and dividends distributed by the overseas listed company and any other income shall be fully remitted into a collective foreign currency account in the PRC opened and managed by the PRC subsidiaries of the overseas listed company or the PRC agent before distribution to such individuals.  If and when we adopt a stock incentive plan for our directors, officers and employees, any PRC citizen employees wishing to participate in such plan will be subject to the Stock Option Rule.  If we or our PRC optionees fail to comply with the Individual Foreign Exchange Rule and the Stock Option Rule, we and/or our PRC optionees may be subject to fines and other legal sanctions.

In addition, the State Administration for Taxation has issued certain circulars concerning employee stock options.  Under these circulars, our employees working in the PRC who exercise stock options will be subject to PRC individual income tax.  Our PRC subsidiary has an obligation to file documents related to employee stock options with relevant tax authorities and to withhold individual income taxes with respect to those employees who exercise their stock options.  If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

Regulation on Dividend Distributions

Our PRC subsidiary, Longkong, is a wholly foreign-owned enterprise under the PRC law.  The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include:

•	The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000;

•	The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001; and

•	The Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).

Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations.  In addition, a wholly foreign-owned enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reach 50% of its registered capital.  The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds.  These reserve funds, however, may not be distributed as cash dividends.  Longkong has complied with the 10% set-aside requirement to date, and its cumulative total reserve funds do not exceed 50% of its registered capital.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008.  Under this new law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.

M&A Rules and Regulation on Overseas Listings

On August 8, 2006, six PRC regulatory authorities, including the Ministry of Commerce (the “MOFCOM”), the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the Chinese Securities Regulatory Commission (the “CSRC”), and the SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006 and was amended on June 22, 2009.  This regulation, among other things, purports to require that the acquisition of PRC domestic enterprises by affiliated foreign enterprises established or controlled by PRC domestic companies, enterprises or natural persons must be approved by MOFCOM.  In addition, an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing of interests in PRC companies held by such PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published procedures regarding the approval of overseas listings by such offshore special purpose vehicles.

The application of the New M&A Rules is currently unclear.  Based on our understanding of the current PRC laws, rules and regulations and the New M&A Rules, we believe that a prior approval from MOFCOM or the CSRC is not required under the New M&A Rules for the acquisition of Longkong indirectly through BTHC and the listing and trading of our shares on a U.S. stock exchange or quotation medium because BTHC is not a special purpose vehicle as defined thereunder given that none of our beneficial owners was a PRC citizen when Longkong was acquired indirectly by BTHC.  Nonetheless, uncertainties still exist as to how the New M&A Rules will be interpreted and implemented and our present understanding summarized above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the New M&A Rules.  If the MOFCOM, the CSRC or another PRC regulatory agency subsequently determines that prior MOFCOM or CSRC approval was required, we may face regulatory actions or other sanctions from the MOFCOM, the CSRC or other PRC regulatory agencies.

Competition

Our Underground Grand Canyon tourist destination competes with other national geological parks and with other types of recreational and tourist activities.  Accordingly, our business is and will continue to be subject to factors that generally affect the recreation and leisure industries, such as general economic conditions, including relative fuel prices, and changes in consumer tastes and spending habits.  See “Risk Factors.”  The principal factors affecting tourist destination competition include location, price, the uniqueness and perceived quality of the entertainment attractions within a particular tourist destination and the atmosphere and cleanliness of the tourist destination.

Our principal competitors include Zhang Jia Jie Huang Rong Dong, Beijing Shi Hua Dong and Yi Yuen Rong Dong.

RISK FACTORS

This section sets forth the material risks faced by us.  You should carefully consider the risks described below in conjunction with the other information in this current report and related consolidated financial statements.  Our business, financial condition and results of operations could be harmed by any of the following risks or by other risks identified throughout this current report.  The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in, or implied by, the forward-looking statements.

Risks Relating to Our Business

In order to increase our revenues, we believe we must further expand our business operations.  We cannot assure you that our internal growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

In order to maximize the potential growth in our current and potential markets, we believe that we must further expand the scope of our services in the tourism industry.  One of our strategies is to grow internally through increasing the customers we target for advertising campaigns and locations where we promote tourism by penetrating existing markets in the PRC and entering new geographic markets in the PRC as well as other parts of Asia and globally.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios.  We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

In addition to our internal growth strategy, we may grow through strategic acquisitions.  We cannot assure you that our acquisition growth strategy will be successful resulting in our failure to meet growth and revenue expectations.

We also intend to pursue opportunities to acquire businesses in the PRC that are complementary or related in services and business structure to us.  However, we may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us.  If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business.  Acquisitions of businesses or other material operations may require debt financing or equity financing, resulting in leverage or dilution of ownership.  However, there are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we may need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.  Moreover, the identification and completion of these acquisitions may require us to expend significant management time and effort and other resources.  Integration of acquired business operations could also disrupt our business by diverting management away from day-to-day operations.  The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates.  In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.  At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition.  In addition to the above, acquisitions in the PRC, including state owned businesses, will be required to comply with laws of the PRC, to the extent applicable.  There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required.  If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

The slow recovery of the global economic crisis could affect the overall availability and cost of external financing for our operations.

The slow recovery of the global financial markets from the global economic crisis and turmoil may adversely impact our business, the financial condition of our customers and the business of potential investors from whom we expect to generate our potential sources of capital financing.  Presently it is unclear to what extent the economic stimulus measures and other actions taken or contemplated by the Chinese governments and other governments throughout the world will mitigate the effects of the negative impact caused by the economic turmoil on our industry and other industries that affect our business.  Although these conditions have not presently impaired our ability to access credit markets and finance our operations, the impact of the current crisis on our ability to obtain capital financing in the future, and the cost and terms of same, is unclear.

In the event of rapid growth of our business operations, we may experience a significant strain on our management and operational infrastructure.  Our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue.

If we expand our business through successful implementation of our internal growth strategy and/or acquisition strategy, our management and our operational, accounting, and information infrastructure may experience a significant strain caused by such expansion.  In order to deal with the strain our anticipated business expansion could put on our resources, we will need to continue to improve our financial controls, operating procedures, and management information systems.  We will also need to effectively train, motivate, and manage our employees.  Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We compete for discretionary spending with many other entertainment alternatives and are subject to factors that generally affect the recreation and leisure industry, including the current economic downturn and the perceived suppression on individual rights in China.

Our Underground Grand Canyon tourist destination competes for discretionary spending with other national geological parks and with other types of recreational and tourist activities.  China has more than 20,000 natural, cultural and man-made tourism attractions, including 182 national geological parks.  Our business is also subject to factors that generally affect the recreation and leisure industries and are not within our control.  Such factors include, but are not limited to, general economic conditions, including relative fuel prices, and changes in consumer tastes and spending habits.  The current negative economic conditions have affected our guests’ levels of discretionary spending.  Consumers with a lack of disposable income may decide not to vacation or travel to our tourism destination, which would negatively impact our business.  Both attendance and guest per capita spending at our tourist destination are key drivers of our revenues and profitability, and reductions in either can directly and negatively affect revenues and profitability.  Additionally, the perceived suppression of individual rights by the Chinese government may deter tourists from visiting China, which may cause a decline in visitors to our tourist attraction.

Bad or extreme weather conditions can adversely impact attendance at our tourist destination, which in turn would reduce our revenues.

Attendance at our tourist destination can be adversely affected by continuous bad or extreme weather and by forecasts of bad or mixed weather conditions.  Bad weather and forecasts of bad or mixed weather conditions can reduce the number of people who come to our tourist destination, which negatively affects our revenues.  We currently operate only one tourist destination which increases the effect that adverse weather can have on our financial results.

The operating season of our tourist destination is of limited duration, which can magnify the impact of adverse conditions or events occurring within that operating season.

Cave tourism is a seasonal business with peak months occurring during periods of warmer weather, when students are on summer vacation and during national holidays in China.  As a result, when conditions or events described as risk factors occur during the peak season, particularly during April, May, July, August and October, there is only a limited period of time during which the impact of those conditions or events can be mitigated.  Accordingly, such conditions or events may have a disproportionately adverse effect upon our revenues.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law, land is owned by the state or rural collective economic organizations.  The state issues to tenants the rights to use property.  Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest.  The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent.  We rely on these land use rights as the cornerstone of our operations, and the loss of such rights would have a material adverse effect on our company.  According to PRC laws and regulations, any individual or organization which needs to use land for non-agricultural construction is required to apply for state owned land, except (i) to build a villager’s house; (ii) to build public facilities, or (iii) for a village/county-owned enterprise’s operation.  However, if a village/county-owned enterprise is merged, acquired or reorganized by other enterprises, the collective land previously possessed by such village/county-owned enterprise can be used by the acquirer for non-agricultural construction.  We have entered into leasing agreements with several village committees that permit us to use such village’s land on and around the Underground Grand Canyon.   If the villagers or village committees breach the leasing agreements and do not allow us to use the land, we may not be able to force such villagers or village committees to carry out the leasing agreements, but can only stop paying compensation as provided in the leasing agreements.  Further, we may need to enter into agreements with village committees and villagers to establish tourist destinations on land presently inhabited by such villages and villagers.  If we are unable to obtain the land use rights for additional tourist destination sites on which we plan to build and develop new sites or if we are unable to obtain the land use rights for tourist destinations we plan to acquire, we will not be able to expand our operations and our business, financial condition and results of operations may suffer.

Unanticipated construction delays in completing capital improvement projects at our tourist destination can adversely affect our revenues.

A principal competitive factor for a tourist destination is the uniqueness and perceived quality of its attractions in a particular market area.  Accordingly, the regular addition of new attractions is important, and a key element of our revenue growth is strategic capital spending on new attractions.  We are currently in the process of developing new attractions within the Underground Grand Canyon and may undertake additional expansion projects in the future.  We anticipate that we will be required to seek additional financing in the future to fund current and future construction and expansion projects and may not be able to secure such financing on favorable terms, if at all.  If additional financing is not obtained, we may need to limit, defer, or cancel our expansion plans.  In addition, projects may not be able to be completed on time as a result of natural disasters, weather conditions, delays in obtaining or failure to obtain regulatory approvals, delays in obtaining key materials, labor difficulties, difficulties with partners or potential partners, a decline in the credit strength of counterparties or vendors, or other factors beyond our control.  Even if construction and expansion projects are completed, the total costs of the projects may be higher than anticipated and the performance of our business following the completion of any projects may not meet expectations.  Further, we may not be able to timely and effectively integrate the projects into our operations and such integration may result in unforeseen operating difficulties or unanticipated costs.  Any of these or other factors could adversely affect our ability to realize the anticipated benefits from construction and expansion projects.

There is a risk of accidents occurring at tourist destinations, which may reduce attendance and negatively impact our revenues.

Our tourist destination features four attractions, boating at the Underground Water Drifting attraction, a slide car at the Electric Slide Car attraction, a battery vehicle at the Battery Vehicle attraction and a zip line at the Strop Ropeway attraction.  Although we are safety conscious, there are inherent risks involved with these attractions, and an accident or a serious injury at any of our attractions may reduce attendance and result in decreased revenue.  In addition, accidents or injuries at tourist destinations operated by our competitors may influence the general attitudes of our visitors and adversely affect attendance at our tourist destination.

We may also be sued for substantial damages in the event of an actual or alleged accident.  Although we carry liability insurance to cover this risk, there can be no assurance that our coverage will be adequate to cover liabilities, or that we will be able to afford or obtain adequate coverage should a catastrophic incident occur.

We maintain insurance of the type and in amounts that we believe are commercially reasonable and that are available to businesses in our industry.  We maintain a personal accident and injury insurance policy that covers all of our visitors who purchase an admission ticket for the Underground Grand Canyon.  The insurance policy covers our visitors for accidental injury and disability for up to approximately $4,500 and for medical care for up to approximately $1,500.  The insurance policy expires on December 14, 2010.  We cannot predict the level of the premiums that we may be required to pay for subsequent insurance coverage, the level of any self-insurance retention applicable thereto, the level of aggregate coverage available or the availability of coverage for specific risks.

We do not carry any business interruption insurance or third-party liability insurance.

Operation of our business and facilities involves many risks, including natural disasters, labor disturbances, business interruptions, property damage, personal injury and death.  We do not carry any business interruption insurance or third-party liability insurance for our business to cover claims in respect of property or environmental damage or relating to our operations.  Therefore, we may not have insurance coverage sufficient to cover all risks associated with our business.  As a result, we may be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Various factors, such as local conditions, events, natural disasters, disturbances and terrorist activities, can adversely impact tourist destination attendance.

Lower attendance at our tourist destination may be caused by various local conditions, events, weather or natural disasters.  These factors may result in a decrease in attendance at our tourist destination.  Our ownership of only one tourist destination increases the effects of these types of occurrences on our financial results.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.  Future terrorist attacks, rumors or threats of war, actual conflicts involving China or its allies may materially adversely affect our operations.  Any, or a combination, of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officers, Mr. Zhang Shanjiu, our Chairman and Chief Executive Officer, Mr. Yu Xinbo, our Chief Financial Officer, Mr. Kong Xianghai, our Chief Administrative Officer, and Mr. Chen Rongguang, our Chief Operating Officer.  If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and we may incur additional expenses to recruit and train new personnel.  The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We may not be able to attract or retain qualified management on acceptable terms in the future due to the intense competition for qualified personnel in our industry and as a result, our business could be adversely affected.  There can be no assurances that we will be able to attract or retain the key personnel needed to achieve our business objectives.  If we were to lose the services of our key management personnel, our ability to operate would be impaired.  We do not maintain key man life insurance on the lives of these individuals.

We may be required to repay obligations under guarantees we have executed in favor of other local entities.

From time to time, we provide guarantees of loans and other obligations for other local enterprises.  As of December 31, 2009, we had one guarantee of approximately $5.9 million in total principal outstanding with a term up to three years and at June 30, 2010, we had two guarantees of approximately $6.6 million in total principal outstanding with terms up to three years.  Our potential liability under such guarantees could include interest, default interest and the obligation to pay costs of collection in addition to principal amounts to which the guarantees relate.  Because banks typically require security for loans, such as guarantees, mortgages or pledges, and these enterprises, including our company, have mortgaged and pledged all of our available assets, in order to obtain additional bank loans, the local enterprises often agree to provide guarantees for one another.  All the guarantees provided by us are joint liability guarantees, which provide that when the debtor defaults, the bank can request us to pay the total debt outstanding without first enforcing its rights against the debtor.  Although we may look to the debtor for repayment of any such amounts paid to the bank on behalf of the debtor, our evaluation of the potential liability may prove to be inaccurate and liabilities may exceed estimates.  Changes in the economic environment could leave us exposed for obligations that we have guaranteed which could have a materially negative impact on our ongoing business.

Our current debt and other obligations, including amounts we may be liable for under guarantees, may harm our financial condition and results of operations.

Our short- and long-term debt as of June 30, 2010 was $8.2 million.  Our level of indebtedness could result in the following:

•	it could affect our ability to satisfy our outstanding obligations;

•
a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry and the markets in which we compete;

•	it may make us more vulnerable to downturns in our business, our industry or the economy in general; and

•	it may place us at a competitive disadvantage relative to our competitors with less indebtedness.

As of June 30, 2010, we had two guarantees of approximately $6.6 million in total principal outstanding with terms up to three years.  Our operations may not generate sufficient cash to enable us to service all of our obligations, including any obligations for which we may become liable pursuant to guarantees we have executed in favor of third parties.  If we fail to make a payment on certain of our obligations, this could cause us to be in default on such obligations and the security interests and mortgages on our assets to secure such obligations may be enforced to repay the underlying outstanding indebtedness, which would adversely affect the operations.

Our corporate actions are substantially controlled by our principal stockholder.

Zhang Shanjiu, our Chairman, President and Chief Executive Officer, is the beneficial owner of 91.8% of our common stock.  Accordingly, Zhang Shanjiu could, directly or indirectly, exert substantial influence over matters such as electing directors, approving mergers or other business combination transactions and other matters requiring stockholder approval.  In addition, because of the percentage of ownership and voting concentration of Zhang Shanjiu, elections of our board of directors may generally be within the control of Zhang Shanjiu.  While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, Zhang Shanjiu has the ability to control any vote submitted.  As such, it would be difficult for stockholders to propose and have approved proposals not supported by Zhang Shanjiu.  There can be no assurances that matters voted upon by Zhang Shanjiu and our other officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of our company.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company.  It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

Our Chairman, President and Chief Executive Officer owns or controls companies that compete with our company.

Zhang Shanjiu, our Chairman, President and Chief Executive Officer, owns or controls companies that compete with our company.  As the beneficial owner of 91.8% of our common stock and as our sole director, Zhang Shanjiu controls our board of directors and has the ability to exercise significant influence over matters submitted to a vote of our stockholders.  In addition, our company is not presently subject to rules of any national securities exchange that require that we have a majority of independent directors or that we have a standing Audit Committee with responsibility over, among other things, the approval of related party transactions.  As of June 30, 2010, we have $11.2 million in related party loans made to companies owned or controlled by Zhang Shanjiu.  If Zhang Shanjiu does not cause the related party companies to repay the loans we have made to such companies, we may be unable to repay our short-term indebtedness (which was $8.2 million as of June 30, 2010), which would have a material adverse effect on our financial condition.  Further, if Zhang Shanjiu decides to focus more on the companies he owns or controls that compete directly or indirectly with our company and less on our company and continues to make related party loans to these companies, our ability to expand our business and to continue to operate our business will be significantly reduced, which will have a material adverse effect on our financial condition and results of operations.

Our ability to increase our revenues organically may be limited to increasing the number of visitors to our tourist destination because the PRC government has the authority to approve price increases.

To organically increase our revenues, we would need either to increase the number of visitors to our tourist destination or maintain the number of visitors year over year and increase the admission ticket price or the fees for our entertainment attractions.  However, price and fee increases are subject to a hearing before, and approval by, the local Development and Reform Committee.  If we are unable to increase the number of visitors to our tourist destination and are unable to compensate for such loss in revenues by increases in our admission ticket price or fees for our entertainment attractions, we may be unable to increase our revenues, which may have a material adverse effect on our financial condition and results of operations.

Our business will suffer if it cannot obtain, maintain or renew necessary safety inspections on the special equipment we operate.

All operators of special equipment, such as a passenger cableway or a large entertainment facility, are required to file for registration with the department of safety supervision of the municipality directly under the central government or the city where such special equipment is to be used.  Upon registration, the special equipment undergoes periodic safety inspections, which in practice last for one year.  One month prior to the expiration of the safety inspection, the operator of the equipment must file for another inspection with the special equipment inspection and testing institution.  Special equipment that either fails an inspection or is not inspected prior to the expiration date of the safety inspection may no longer be used.  If an operator uses special equipment in violation of these regulations, it could be subject to a monetary fine of up to approximately $3,000 or an administrative penalty by the department of safety supervision, including an order to cease operations of the business.  The standards and rules applicable to safety inspections of special equipment may from time to time be subject to change.  We intend to apply for renewal of such inspections when required by applicable laws and believe we can obtain these safety inspections in the ordinary course of our business, however, there can be no assurances that we can obtain renewal safety inspections in a timely manner.  Any changes in compliance standards, or any new laws or regulations that may prohibit or render it more restrictive for us to conduct our business or increase our compliance costs may adversely affect our operations or profitability.  Any failure by us to obtain renewal safety inspections may have a material adverse effect on the operation of our business.  In addition, we may not be able to carry on business without such renewal safety inspections.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence and the market price of our common stock may be adversely impacted.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also, in many cases, attest to and report on the effectiveness of the company’s internal controls over financial reporting.  Under current SEC rules, we will be required to include a management report beginning with our annual report for the fiscal year ending December 31, 2010.

The PRC historically has been deficient in western style management and financial reporting concepts and practices, as well as in modern banking and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC and we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.  It may be difficult to design and implement effective internal control over financial reporting for combined operations following the Share Exchange and perhaps other businesses which may be acquired in the future.  In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud.  In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner, we will be unable to assert that our internal control over financial reporting is effective.  In such event, investors and others may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, which could in any such instance result in a decline in our share price.

Past company activities prior to the Share Exchange may lead to future liability for the company.

Prior to the closing of the Share Exchange on October 18, 2010, we were engaged in a business that is unrelated to our current operations.  Although our principal shareholder prior to the Share Exchange has provided certain indemnification against losses, subject to certain limitations, arising out of or based on breaches of representations and warranties made in connection with the Share Exchange Agreement, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our financial condition and results of operations.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require equity financing to continue to develop and exploit existing and new opportunities related to our industry and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means, and we cannot be certain that we will be able to obtain such financing.

Risks Relating to Doing Business in China

Substantially all of our operating assets are located in China and substantially all of our revenue will be derived from our operations in China so our business, results of operations and prospects are subject to the economic, political and legal policies, developments and conditions in China.

Substantially all of our assets are located in the PRC and all of our revenue is generated in domestic PRC markets.  We anticipate that revenue generated in China will continue to represent all of our revenue in the foreseeable future.  Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in the PRC.  The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, the level of development, the growth rate, the control of foreign exchange and the allocation of resources.

Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations;

•	changes in taxation;

•	changes in employment restrictions; and

•	currency revaluation.

While the PRC’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall economy of the PRC, but they may also have a negative effect on us.  For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.  We cannot assure you that such growth will continue.

The economy of the PRC has also been changing from a planned economy to a more market-oriented economy.  In recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in the PRC are still owned by the government.  In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over the PRC’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.  Also, since early 2004, the PRC government has implemented certain measures to control the pace of economic growth.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of capital investments and expenditures in China, which in turn could have a material adverse effect on our business and prospects.

Our business is largely subject to the uncertain legal environment in China and your ability to sue and enforce judgments could be limited.

As our business is located in the PRC, we are subject to and have to operate within the framework of the PRC legal system.  Any changes in the laws or policies of the PRC or the implementation thereof, for example in areas such as foreign exchange controls, tariffs, trade barriers, taxes, and environmental protection, may have a material impact on our operations and financial performance.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally followed.  The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.

Following the Effective Date, all of our directors and officers will reside outside of the United States.  China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts.  It may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States.  Furthermore, because the majority of our assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against us in a United States court.  It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or otherwise.  Any, or all, of these factors may adversely affect the legal protections afforded to you.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The PRC government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC government and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.  Any rights we may have to specific performance, or to seek an injunction under PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.  Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities.  The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership.  Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters.  We believe that our operations are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Failure to comply with PRC regulations relating to offshore investments by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China (“Circular 75”), which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company (“SPV”); under Circular 75, a “special purpose company” refers to an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing on the strength of the domestic assets or interests owned by such PRC residents in onshore companies.  Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings.  In the case of a SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions.  Any such failure could also result in the SPV’s subsidiaries being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

Based on our understanding of current PRC laws, we believe our current controlling shareholders are not PRC residents and are not subject to Circular 75 and Notice 106, and therefore are not required to register with the relevant branch of SAFE, however, we cannot provide any assurances that the relevant PRC authority will not have a different opinion.  Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.  For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

In addition, PRC residents may not always be able to complete the necessary registration procedures required by Circular 75, Notice 106 and other regulations regarding offshore investments.  We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures.  A failure by our current or prospective PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75 , Notice 106 and other regulations regarding offshore investments, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Ambiguities in the New M&A Rule implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons may present risks in our compliance status under the regulations.

Effective September 8, 2006, the MOFCOM, together with several other government agencies, promulgated the New M&A Rule to regulate the merger and acquisition of PRC equity and assets by foreign investors.

The transactions contemplated by the Share Exchange Agreement are structured in a manner such that consummation of the transactions would not bring these transactions within the regulatory scope of the New M&A Rule.  However, due to the ambiguities in the meaning of many provisions of the New M&A Rule, until there has been clarification either by pronouncements, regulations or practices, there is some uncertainty in the scope of the regulations.  Moreover, the ambiguities may provide to the authorities wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply.  Therefore, it is possible that the future issuance of new regulations and pronouncements for the purposes of clarifying the application of New M&A Rule may require us to obtain approval from the appropriate authority for the transactions contemplated by the Share Exchange Agreement and failure to obtain such approval, if required, may cause the PRC government to take actions that may have a material adverse effect on our control of and revenue from Longkong.

The New M&A Rule, among other things, also includes provisions that purport to require that a SPV which is formed for purposes of listing of equity interests in PRC companies through the acquisition of PRC equity with foreign equity as consideration, and which is controlled directly or indirectly by PRC companies or individuals, must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange (excluding the over the counter market).

In the future, if we decide to be listed on a national or other securities exchange, and if we are defined as a SPV as provided under the New M&A Rule, the CRSC may require that we obtain its approval for a future offering on such stock exchange.  Such offering may be delayed until we obtain CSRC approval, which may take several months, if obtaining such approval is even practicable at all.  The uncertainty of obtaining CSRC approval may have a material adverse effect on our ability to obtain financing in the future.

We may face regulatory uncertainties that could restrict our ability to issue equity compensation to our directors and employees and other parties who are PRC citizens or residents under PRC law.

On April 6, 2007, the State Administration for Foreign Exchange (“SAFE”) issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company,” also known as “Circular 78”.  For any equity compensation plan which is so covered and is adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens within three months after the issuance of Circular 78 to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We may adopt an equity compensation plan after the closing of the Share Exchange and may make option grants to some of our directors and senior officers, all of whom are PRC citizens.  Circular 78 may require PRC citizens who receive option grants to register with SAFE.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time-consuming.  If it is determined that any of our equity compensation plans fails to comply with such provisions, this may subject us and recipients of such options to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees.  In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

The PRC economic cycle may negatively impact our operating results.

The rapid growth of the PRC economy before 2008 generally led to higher levels of inflation.  The PRC economy has more recently experienced a slowing of its growth rate.  A number of factors have contributed to this slow-down, including appreciation of the RMB.  In addition, the slow-down has been exacerbated by the recent global crisis in the financial services and credit markets, which has resulted in significant volatility and dislocation in the global capital markets.  It is uncertain how long the global crisis in the financial services and credit markets will continue and the significance of the adverse impact it may have on the global economy in general, or the Chinese economy in particular.  Slowing economic growth in China could result in slowing growth and demand for our products and services which could reduce our revenues.  In the event of a recovery in the PRC, renewed high growth levels may again lead to inflation.  Government attempts to control inflation may adversely affect the business climate and growth of private enterprise.  In addition, our profitability may be adversely affected if our prices rise at a rate that is insufficient to compensate for the rise in inflation.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China.  We receive all of our revenues in RMB.  Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC SAFE by complying with certain procedural requirements.  However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

Fluctuations in exchange rates could harm our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. Dollars and RMB.  Because substantially all of our earnings and cash assets are denominated in RMB and our financial results are reported in U.S. Dollars, fluctuations in the exchange rate between the U.S. Dollar and the RMB will affect our balance sheet and our earnings per share in U.S. Dollars.  In addition, appreciation or depreciation in the value of the RMB relative to the U.S. Dollar would affect our financial results reported in U.S. Dollar terms without giving effect to any underlying change in our business or results of operations.  Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. Dollars as well as earnings from, and the value of, any U.S. Dollar-denominated investments we make in the future.  Since July 2005, the RMB has not been pegged to the U.S. Dollar.  Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. Dollar in the medium to long term.  Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions.  While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all.  In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Any outbreak of the Swine Flu (H1N1), severe acute respiratory syndrome (“SARS”), the Avian Flu, or another widespread public health problem in the PRC could adversely affect our operations.

There have been recent outbreaks of the highly pathogenic Swine Flu, caused by the H1N1 virus, in certain regions of the world, including parts of China.  Our business is dependent upon our ability to attract a large volume of visitors to our tourism destination, and an outbreak of the Swine Flu, or a renewed outbreak of SARS, the Avian Flu, or another widespread public health problem in China, could have a negative effect on our operations.  Any such outbreak could have an impact on our operations as a result of:

•	quarantines or closures of our tourist destination;

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our operations are located in China, information about our operations are not readily available from independent third-party sources.

Because we are based in China, stockholders may have greater difficulty in obtaining information about us on a timely basis than would stockholders of an entirely U.S.-based company.  Our operations will continue to be conducted in China and stockholders may have difficulty in obtaining information about us from sources other than the company itself.  Information available from newspapers, trade journals, or local, regional or national regulatory agencies will not be readily available to stockholders.  Stockholders will be dependent upon our management for reports of our progress, development, activities and operations.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue our business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.  A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit.  Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our employees and other creditors, we may be unable to continue our business.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply with the United States Foreign Corrupt Practices Act (“FCPA”) which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  The PRC also strictly prohibits bribery of government officials.  However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.

While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.  In addition, our brand and reputation, our sales activities or our common stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises.  Under these regulations, wholly foreign owned enterprises, such as Longkong, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations.  Additionally, Longkong is required to set aside 10% of its after tax profits each year, if any, to fund certain reserve funds until the total amount of such reserve exceeds 50% of its registered capital.  These reserves are not distributable as loans, advances or cash dividends except in the event of liquidation and cannot be used for working capital purposes.  Furthermore, if our PRC subsidiary incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.  If we or our subsidiaries and affiliated entities are unable to receive all of the revenues from our operations due to these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The implementation of the new PRC employment contract law and increases in the labor costs in China may hurt our business and profitability.

A new employment contract law became effective on January 1, 2008 in China.  It imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees.  In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service.  Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived.  As a result of the new law and regulations, our labor costs may increase.  There is no assurance that disputes, work stoppages or strikes will not arise in the future.  Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China.  Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed a new Enterprise Income Tax Law (the “EIT Law”) and its implementing rules, both of which became effective on January 1, 2008.  Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes.  The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

We may be deemed to be a resident enterprise by Chinese tax authorities.  If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow.  First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations.  In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%.  Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary and affiliated entities would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.  Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.  We are actively monitoring the possibility of “resident enterprise” treatment for the 2010 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the New EIT Law and its implementation with respect to non-Chinese enterprises or group controlled offshore entities.  Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China.  A resident enterprise would be generally subject to the uniform 25% enterprise income tax rate as to its worldwide income.  Although the Notice is directly applicable to enterprises registered in an offshore jurisdiction and controlled by Chinese domestic enterprises or groups, it is uncertain whether the PRC tax authorities will make reference to the Notice when determining the resident status of other offshore companies, such as our company.  Because substantially all of our management is currently based in China, it is likely we may be treated as a Chinese resident enterprise for enterprise income tax purposes.  The tax consequences of such treatment are currently unclear, as they will depend on how local tax authorities apply or enforce the New EIT Law or the implementation regulations.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the United States and China, and our PRC tax may not be creditable against our U.S. tax.  If we are considered a PRC “resident enterprise,” it is unclear whether the dividends we pay with respect to our shares, or the gain you may realize from the transfer of our shares, would be treated as income derived from sources within the PRC and be subject to PRC tax.  If we are required under the New EIT Law to withhold PRC income tax on our dividends payable to our foreign stockholders, or if you are required to pay PRC income tax on the transfer of your shares, the value of your investment in our shares may be materially and adversely affected.

Cultural, political and language differences exist between China and the United States, which could materially and adversely affect our business, operating business and financial condition.

There are material cultural, political and language differences between China and the United States, which make business negotiations and doing business more difficult in China than in the United States.  Furthermore, continuing trade surpluses, a result of greater Chinese exports to the U.S. than U.S. exports to China, have become a sensitive political issue in the United States, and various members of Congress have threatened trade sanctions against China should the country continue a trade surplus with the United States.  In addition, continuing strong economic growth in China with possible military buildup may result in American economic sanctions against China that could adversely affect our financial position and results of operations.  There are additional challenges caused by distance, conflicting and changing laws and regulations, foreign laws, trading and investment policies and the burdens of complying with a wide variety of laws and regulations.  These risks could in turn materially and adversely affect the Company’s business, operating results and financial condition.

Risks Related to Our Common Stock Generally

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTCBB under the symbol “BTXV.”  The liquidity of our common stock may be very limited and affected by our limited trading market.  The OTCBB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting.  There is currently no broadly followed and established trading market for our common stock.  An established trading market may never develop or be maintained.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders.  Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.  As a result of such trading activity, the quoted price for our common stock on the OTCBB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Share Exchange may limit interest in our securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of new attractions or services by us or our competitors;

•	reductions in the market share of our services;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry; and

•	additions or departures of key personnel.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price.  The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, as noted above, our common stock are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common stock is sold without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Secondly, we are a speculative or “risky” investment due to our lack of operating history as a U.S. public company and uncertainty of future market acceptance for our current and potential services.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment, be more inclined to sell their shares more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

We anticipate seeking the listing of our common stock on a national or other securities exchange at some time in the future, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by Gold Fountain or Zhang Shanjiu of a significant portion of its or his holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies such as BTHC and former shell companies) may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies such as BTHC and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCBB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Share Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder or Regulation S.  Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption.  In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements.  As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares or derivative securities in the future, including shares and warrants to purchase shares to Greentree Financial Group, Inc., it will result in the dilution of our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.  Further, we may be required to issue shares or warrants to purchase shares of our common stock to Greentree Financial Group, Inc. (“Greentree”) pursuant to the Service Agreement, dated September 1, 2010, between Long Fortune and Greentree (“Greentree Securities”), which is described in more detail in “Legal Proceedings” below.  The Greentree Securities, if issued by us, may contain anti-dilution provisions for a period of time that could allow Greentree to maintain its ownership percentage in our company.  The issuance of any such shares, including the Greentree Securities, would result in a reduction of the book value and market price of the outstanding shares of our common stock and could adversely affect the market price of our common stock.  If we issue any such additional shares, including the Greentree Securities, such issuance will cause a reduction in the proportionate ownership and voting power of all current stockholders.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and subject to PRC law, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements are extensive.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  Even though BTHC has been a reporting company since November 14, 2007, this risk applies to us because we completed the Share Exchange on October 18, 2010, whereby a Chinese operating company became our wholly owned subsidiary.  This Chinese operating company is newly reporting and we are adjusting to the increased disclosure requirements for us to comply with corporate governance and accounting requirements.

If we are late in filing our quarterly or annual reports with the SEC, we may be de-listed from the OTCBB.

Under OTCBB rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer who fails to file a periodic report (Forms 10-Q or 10-K) by the due date of such report, three (3) times during any twenty-four (24) month period are de-listed from the OTCBB.  Therefore, if we are late in filing a periodic report three times in any twenty-four (24) month period and are de-listed from the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies.  If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities.  In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

We have the right to issue up to 10,000,000 shares of preferred stock, which may adversely affect the voting power of the holders of our other securities and may deter hostile takeovers or delay changes in management control.

We may issue up to 10,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time.  To date, our board of directors has not authorized any class or series of preferred stock.  However, our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delay changes in management control.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report, including in the documents incorporated by reference into this Current Report, includes some statements that are not purely historical and that are “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the Share Exchange and related transactions.  There can be no assurance that future developments actually affecting us will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Our ability to increase our revenues and expand our business operations;

•	Our ability to successfully implement our acquisition strategy;

•	Availability and cost of external financing;

•	Our ability to manage our growth;

•	Competition for discretionary spending;

•	Weather conditions;

•	The length of our operating season;

•	Importance of our land use rights to the operation of our business;

•	Unanticipated construction delays in completing capital improvements;

•	Accidents occurring at our tourist destinations;

•	Lack of business interruption or third-party liability insurance;

•	Factors that affect tourist destination attendance, such as local conditions, events, natural disasters, disturbances and terrorist activities;

•	Dependence on key management personnel;

•	Obligations under guarantees;

•	Our significant debt load;

•	Control by a limited number of principal stockholders;

•	Our ability to increase revenues through price increases;

•	Our ability to obtain, maintain and renew necessary safety inspections on the special equipment we operate;

•	Failure to maintain an effective system of internal control over financial reporting;

•	Our business’ susceptibility to the economic, political and legal policies, developments and conditions in China;

•	Uncertain legal environment in China;

•	The degree to which the PRC government influences the conduct of our business;

•	Ambiguities in the implementation of the New M&A Rule;

•	Our ability to use equity compensation to attract and retain qualified personnel;

•	Rapid growth of the PRC economy and inflation as a result thereof;

•	Government control of currency conversion;

•	Fluctuations in exchange rates;

•	Outbreaks of widespread public health problems in the PRC, such as the Swine Flu, SARS or the Avian Flu;

•	Lack of deposit insurance for funds held in local banks;

•	Our ability to comply with the FCPA and Chinese anti-corruption laws;

•	Our ability to pay dividends to our stockholders;

•	The implementation of the new PRC employment contract law;

•	Our classification as a “resident enterprise” under the Enterprise Income Tax Law;

•	Cultural, political and languages differences between China and the United States;

•	Adverse changes in the securities markets;

•	Development of a public trading market for our securities; and

•
the other factors referenced in this Current Report, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of the Company.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 2.02Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the Financial Statements attached hereto as Exhibits 99.1 and 99.2 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report.  See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

Background

All of our business operations are carried out by Longkong, which is a cave tourism development and management company whose tourist destination and operations are based solely in the PRC, principally in Shandong Province.

On October 6, 2010, BTHC entered into the Share Exchange Agreement pursuant to which the Long Fortune Shareholders agreed to transfer all of the issued and outstanding securities of Long Fortune to BTHC in exchange for 17,185,177 shares of BTHC common stock.  Upon the closing of the Share Exchange, Long Fortune became a wholly-owned subsidiary of BTHC.  The acquisition of Long Fortune has been accounted for as a reverse merger.  For accounting purposes, Long Fortune is the acquirer in the reverse acquisition transaction and, consequently, its financial results have been reported on a historic basis.

For a description of additional terms and conditions of the Share Exchange Agreement and the Share Exchange, see the descriptions thereof in Items 1.01 and 2.01 above, which disclosures are incorporated herein by reference in response to this Item 2.02.

Overview

We are a tourism development and management company headquartered in Shandong Province, China.  Our business specializes in the development and management of natural, cultural and historic scenic sites and ecotourism projects in China, with particular emphasis on the cave tourism sector of the tourism industry.  We currently operate the “Underground Grand Canyon” tourist destination.  In terms of the number of tourists, revenue and net profits from a tourism business, we believe we are one of the leading companies in the cave tourism sector in China.

The Underground Grand Canyon

The Underground Grand Canyon, located in Linyi City, Yishui County, Shandong Province, at 6,100 meters (approximately 3.75 miles), is the longest cave system in northern China and contains several stalactite and stalagmite formations, as well as rivers and streams.  To date, approximately 3,100 meters (approximately 2 miles) have been developed into four entertainment attractions, including: (i) the “Underground Water Drifting” attraction; (ii) the “Electric Slide Car” attraction; (iii) the “Battery Vehicle” attraction; and (iv) the “Strop Ropeway” attraction.

In 2004, we entered into a development and management agreement with the Yaodianzi Town Government, Linyi City, Yishui County, Shandong Province to operate and manage the Underground Grand Canyon tourist destination from 2004 through 2062.  Since 2004, we have invested approximately $12 million to improve the infrastructure and facilities at the Underground Grand Canyon, including the construction of new facilities, such as the commencement of construction of restaurant facilities for our visitors, an office and accommodation and entertainment facilities for our staff, building the entertainment attractions, repairing roads leading to the Underground Grand Canyon, acquiring new boats or vehicles that are used in our entertainment attractions and repairing electrical lines and water pipes in the Underground Grand Canyon.  In addition, we have steadily increased the number of visitors from approximately 150,000 in 2004 to approximately 750,000 in 2009, which is a compounded annual growth rate of 38%.

Our visitors come to the Underground Grand Canyon both on their own, attracted either by advertisements or through word of mouth (“self-drivers”), and through touring with domestic PRC travel agencies.  Visitors from travel agencies accounted for approximately 55% of the total number of visitors in 2009, while self-drivers accounted for the remaining 45% of our visitors.

Results of Operations

Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our revenues.

	For the three months ended June 30,
	2010		2009
	(All amounts, other than percentages, in thousands of U.S. dollars)
	(Unaudited)		(Unaudited)

Revenues	$3,318	100%	$3,266	100%
Costs and expenses	(913)	28	(877)	27
Operating income	2,405	72	2,389	73
Other income (expenses)	(45)	1	7	-
Income before income taxes	2,360	71	2,396	73
Income tax expense	(211)	6	(345)	11
Net income	2,149	65	2,051	62

Our functional currency is RMB; however, our financial information is expressed in U.S. dollars.  The results of operations reported in the table above are based on the exchange rate of RMB 6.8087 to $1 for the three months ended June 30, 2010 and the exchange rate of RMB 6.833 to $1 for the three months ended June 30, 2009.

Revenues.  Our sales revenue is generated from admission tickets, water drifting attraction fees, rail car fees and other fees and services, including battery vehicle fees, strop ropeway fees and parking fees.  An admission ticket is for general access to our “Underground Grand Canyon” tourist destination.  Our visitors are charged additional fees for the entertainment attractions in and around the Underground Grand Canyon.  Our sales revenue increased $0.05 million, or 1.6%, to $3.32 million in the three months ended June 30, 2010 from $3.27 million in the three months ended June 30, 2009.

Revenue from sales of admission tickets increased approximately $0.2 million, or approximately 12%, to approximately $2.1 million in the three months ended June 30, 2010 from approximately $1.9 million in the three months ended June 30, 2009 primarily due to an increase in the admission ticket price in January 2010 although the number of visitors decreased from approximately 247,000 in the three months ended June 30, 2009 to approximately 238,000 in the three months ended June 30, 2010.  Revenue from fees for our entertainment attractions decreased approximately $0.1 million, or approximately 8%, to approximately $1.2 million in the three months ended June 30, 2010 from approximately $1.3 million in the three months ended June 30, 2009 primarily due to an increase in fees for the entertainment attractions in January 2010 being offset by a decrease in the number of visitors paying the additional fees for our entertainment attractions in the three months ended June 30, 2009 to the three months ended June 30, 2010.

Costs and Expenses.  Our costs and expenses are primarily comprised of advertising and promotion expenses, administrative expenses, salaries and fringe benefits, depreciation and amortization costs.  Our costs and expenses increased $0.03 million, or 4%, to $0.91 million in the three months ended June 30, 2010 from $0.88 million in the three months ended June 30, 2009.  This is primarily due to increases in administrative expenses of approximately $0.01 million and salaries and fringe benefits of approximately $0.04 million being partially offset by a decrease in advertising and promotion expenses of approximately $0.02 million.

Operating Income and Operating Margin.  Our operating income increased $0.02 million, or 1%, to $2.39 million in the three months ended June 30, 2010 from $2.41 million in the three months ended June 30, 2009.  Operating income as a percentage of revenues was 72% and 73% for the three months ended June 30, 2010 and 2009, respectively.  The relative stability of our operating income and operating margin is primarily due to the small increase in costs and expenses during the three months ended June 30, 2010 as compared to the three months ended June 30, 2009 that resulted in costs and expenses, as a percentage of revenues, being similar from period to period.

Other Income (Expenses).  We incurred net other expenses of $0.04 million in the three months ended June 30, 2010 compared to net other income of $0.01 million in the three months ended June 30, 2009.  The decrease was primarily due to an increase in interest expenses.

Income Tax Expense.  Our income tax expense decreased $0.1 million, or 39%, to $0.2 million in the three months ended June 30, 2010 from $0.3 million in the three months ended June 30, 2009.

Net Income.  Our net income increased $0.1 million, or 5%, to $2.1 million in the three months ended June 30, 2010 from $2.0 million in the three months ended June 30, 2009 primarily due to an increase in operating income being offset by an increase in other expenses, primarily interest expenses.

Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2009

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our revenues.

	For the three months ended June 30,
	2010		2009
	(All amounts, other than percentages, in thousands of U.S. dollars)
	(Unaudited)		(Unaudited)

Revenues	$4,694	100%	$4,710	100%
Costs and expenses	(1,605)	34	(1,436)	30
Operating income	3,089	66	3,274	70
Other income (expenses)	(98)	2	7	-
Income before income taxes	2,991	64	3,281	70
Income tax expense	(293)	6	(345)	7
Net income	2,698	58	2,936	63

Our functional currency is RMB; however, our financial information is expressed in U.S. dollars.  The results of operations reported in the table above are based on the exchange rate of RMB 6.8096 to $1 for the six months ended June 30, 2010 and the exchange rate of RMB 6.8363 to $1 for the six months ended June 30, 2009.

Revenues.  Our sales revenue is generated from admission tickets, water drifting attraction fees, rail car fees and other fees and services, including battery vehicle fees, strop ropeway fees and parking fees.  An admission ticket is for general access to our “Underground Grand Canyon” tourist destination.  Our visitors are charged additional fees for the entertainment attractions in and around the Underground Grand Canyon.  Our sales revenue decreased $0.02 million, or 0.3%, to $4.69 million in the six months ended June 30, 2010 from $4.71 million in the six months ended June 30, 2009.

Revenue from sales of admission tickets increased approximately $0.4 million, or approximately 11%, to approximately $3.1 million in the six months ended June 30, 2010 from approximately $2.7 million in the six months ended June 30, 2009 primarily due to an increase in the admission ticket price in January 2010 although the number of visitors decreased from approximately 356,000 in the six months ended June 30, 2009 to approximately 335,000 in the six months ended June 30, 2010.  Revenue from fees for our entertainment attractions decreased approximately $0.3 million, or approximately 16%, to approximately $1.6 million in the six months ended June 30, 2010 from approximately $1.9 million in the six months ended June 30, 2009 primarily due to an increase in fees for the entertainment attractions in January 2010 being offset by a decrease in the number of visitors paying the additional fees for our entertainment attractions in the six months ended June 30, 2009 to the six months ended June 30, 2010.

Costs and Expenses.  Our costs and expenses are primarily comprised of advertising and promotion expenses, administrative expenses, salaries and fringe benefits, depreciation and amortization costs.  Our costs and expenses increased $0.2 million, or 12%, to $1.6 million in the six months ended June 30, 2010 from $1.4 million in the six months ended June 30, 2009.  The increase is primarily due to increases in administrative expenses of approximately $0.1 million and salaries and fringe benefits of approximately $0.1 million.

Operating Income and Operating Margin.  Our operating income decreased $0.2 million, or 6%, to $3.1 million in the six months ended June 30, 2010 from $3.3 million in the six months ended June 30, 2009.  Operating income as a percentage of revenues was 66% and 70% for the six months ended June 30, 2010 and 2009, respectively.  The decrease in our operating income and operating margin was primarily due to the increase in costs and expenses.

Other Income (Expenses).  We incurred net other expenses of $0.1 million in the six months ended June 30, 2010 compared to net other income of $0.01 million in the six months ended June 30, 2009.  The decrease was primarily due to an increase in interest expenses.

Income Tax Expense.  Our income tax expense decreased $0.05 million, or 15%, to $0.29 million in the six months ended June 30, 2010 from $0.34 million in the six months ended June 30, 2009.

Net Income.  Our net income decreased $0.2 million, or 8%, to $2.7 million in the six months ended June 30, 2010 from $2.9 million in the six months ended June 30, 2009 primarily due to a decrease in operating income and an increase in other expenses, primarily interest expenses.

Fiscal Year Ended December 31, 2009 Compared to Fiscal Year Ended December 31, 2008

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our revenues.

	For the year ended December 31,
	2009		2008
	(All amounts, other than percentages, in thousands of U.S. dollars)
	(Audited)		(Audited)

Revenues	$9,922	100%	$7,262	100%
Costs and expenses	(2,927)	29	(2,365)	32
Operating income	6,995	71	4,897	68
Other income (expenses)	126	1	21
Income before income taxes	7,121	72	4,918	68
Income tax expense	(580)	6	(329)	5
Net income	6,541	66	4,589	63

Our functional currency is RMB; however, our financial information is expressed in U.S. dollars.  The results of operations reported in the table above are based on the exchange rate of RMB 6.8359 to $1 for the twelve months ended December 31, 2009 and the exchange rate of RMB 7.0741 to $1 for the twelve months ended December 31, 2008.

Revenues.  Our sales revenue is generated from admission tickets, water drifting attraction fees, rail car fees and other fees and services, including battery vehicle fees, strop ropeway fees and parking fees.  An admission ticket is for general access to our “Underground Grand Canyon” tourist destination.  Our visitors are charged additional fees for the entertainment attractions in and around the Underground Grand Canyon.  Our sales revenue increased $2.6 million, or 37%, to $9.9 million in the fiscal year ended December 31, 2009 from $7.3 million in the fiscal year ended December 31, 2008.  The growth in revenue was primarily due to increased admission ticket sales and fees for our entertainment attractions due to an increased number of visitors.

Revenue from sales of admission tickets increased approximately $1.3 million, or approximately 28%, to approximately $5.9 million in the fiscal year ended December 31, 2009 from approximately $4.6 million in the fiscal year ended December 31, 2008 primarily due to an increase in the number of visitors from approximately 536,000 in the fiscal year ended December 31, 2008 to approximately 749,000 in the fiscal year ended December 31, 2009.  Revenue from fees for our entertainment attractions increased approximately $1.4 million, or approximately 51%, to approximately $4.0 million in the fiscal year ended December 31, 2009 from approximately $2.6 million in the fiscal year ended December 31, 2008 primarily due to an increase in the number of visitors paying the additional fees for our entertainment attractions in the fiscal year ended December 31, 2008 to the fiscal year ended December 31, 2009.

Costs and Expenses.  Our costs and expenses are primarily comprised of advertising and promotion expenses, administrative expenses, salaries and fringe benefits, depreciation and amortization costs.  Our costs and expenses increased $0.5 million, or 24%, to $2.9 million in the fiscal year ended December 31, 2009 from $2.4 million in the fiscal year ended December 31, 2008.  The increase is primarily due to increases in administrative expenses of approximately $0.1 million, salaries and fringe benefits of approximately $0.1 million and depreciation and amortization costs of approximately $0.2 million.

Operating Income and Operating Margin.  Our operating income increased $2.1 million, or 43%, to $7.0 million in the fiscal year ended December 31, 2009 from $4.9 million in the fiscal year ended December 31, 2008.  Operating income as a percentage of revenues was 70% and 67% for the fiscal year ended December 31, 2009 and 2008, respectively.  The increase in our operating income and operating margin was primarily due to a decrease in per unit overhead cost due to a significant increase in the number of visitors in 2009, as well as an increased admission ticket price.

Other Income (Expenses).  Our net other income increased $0.1 million to $0.13 million in the fiscal year ended December 31, 2009 from $0.02 million in the fiscal year ended December 31, 2008.  The increase was primarily due to an increase in interest income.

Income Tax Expense.  Our income tax expense increased $0.3 million, or 76%, to $0.6 million in the fiscal year ended December 31, 2009 from $0.3 million in the fiscal year ended December 31, 2008.  The increase is primarily due to an increase in income subject to tax.

Net Income.  Our net income increased $1.9 million, or 43%, to $6.5 million in the fiscal year ended December 31, 2009 from $4.6 million in the fiscal year ended December 31, 2008 primarily due to an increase in operating income.

Liquidity and Capital Resources

Cash Flow

As of June 30, 2010 and December 31, 2009, we had cash and cash equivalents of approximately $0.3 million and $1.1 million, respectively.  The following table sets forth key components of our net cash flow for the periods indicated.

	Six Months Ended June 30,		Year Ended December 31
	(Unaudited)		(Audited)

	(All amounts in thousands of U.S. dollars)
	2010	2009	2009	2008
Net cash provided by operating activities	$2,089	$2,904	$7,315	$4,917
Net cash used in investing activities	(8,686)	(1,169)	(7,532)	(1,800)
Net cash provided by (used in) financing activities	5,757	(832)	1,217	(3,322)
Effect of foreign exchange rate changes	72	11	19	204
Cash and cash equivalents at the beginning of the period	1,076	57	57	58
Cash and cash equivalents at the end of the period	308	971	1,076	57

Cash Flows from Operating Activities.

Net cash provided by operating activities was $2.1 million in the six months ended June 30, 2010, a decrease of $0.8 million from $2.9 million in the six months ended June 30, 2009.  The decrease was primarily attributable to a net increase in other receivables of $0.4 million due to transactions related to a third party guarantor and a net decrease in accounts payable of $0.6 million due to payment of accounts payable in the six months ended June 30, 2010.

Net cash provided by operating activities was $7.3 million in the fiscal year ended December 31, 2009, an increase of $2.4 million from $4.9 million in the fiscal year ended December 31, 2008.  The increase was primarily attributable a net increase in net income of $1.9 million and a net increasein accounts payable of $0.9 million due to differences in timing of the payments of expenses from year to yearoffset by a net increase in prepaymentsof $0.7 million due to prepayments of certain expenses, including estimated tax payments and advertising, in the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008.

Cash Flows from Investing Activities.

Net cash used in investing activities for the six months ended June 30, 2010 was $8.7 million, a $7.5 million increase from $1.2 million for the six months ended June 30, 2009.  The increase was primarily due to $6.5 million loaned to related parties in the six months ended June 30, 2010.

Net cash used in investing activities in the fiscal year ended December 31, 2009 was $7.5 million, an increase of $5.7 million from $1.8 million in the fiscal year ended December 31, 2008.  The increase was primarily due to $4.8 million loaned to related parties in the fiscal year ended December 31, 2009.

Cash Flows from Financing Activities.

Net cash provided by financing activities was $5.8 million in the six months ended June 30, 2010.  Net cash used in financing activities was $0.8 million in the six months ended June 30, 2009.  We borrowed $5.8 million in the form of bank loans in the six months ended June 30, 2010.

Net cash provided by financing activities was $1.2 million in the fiscal year ended December 31, 2009.  Net cash used in financing activities was $3.3 million in the fiscal year ended December 31, 2008.  The increase was primarily due to an increase in proceeds from loans of $2.5 million.

Capital Sources

Historically, our cash flow from operations has been sufficient to finance our operations.  During the fiscal year ended December 31, 2009 and during the six months ended June 30, 2010, however, we have increased our reliance on short-term borrowings to finance our operations during off-peak months during which our cash flow from operations is at its lowest and to finance the development of additional entertainment attractions and facilities at the Underground Grand Canyon.  During those periods that our cash flow from operations is at its highest, we both seek to pay down the short-term borrowings that are outstanding, as well as make short-term loans to related parties controlled by Zhang Shanjiu, our Chairman, President and Chief Executive or by his immediate family.  We plan to reduce the level of short-term loans we make to related parties, both in an effort to reduce our overall leverage and to focus on our core business.

At June 30, 2010, we did not have any unused credit facilities available to us as all of our borrowings are one-time loans received from commercial banks.  As of June 30, 2010 and December 31, 2009, our outstanding borrowings consisted of the following:

	Maturity date	Interest rate	As of June 30, 2010 (unaudited)	As of December 31, 2009 (audited)
	(All amounts in thousands of U.S. dollars)
Industrial and Commercial Bank of China Yishui Branch	04/28/2010	7.97%	--	293

Bank of China Yishui Branch	10/27/2010	5.38%	2,209	2,197

Industrial and Commercial Bank of China Yishui Branch	09/14/2010	6.37%	295	--

Industrial and Commercial Bank of China Yishui Branch	10/15/2010	5.83%	735	--

Industrial and Commercial Bank of China Yishui Branch	07/25/2010	5.83%	735	--

Bank of Linshang	05/28/2011	7.97%	735	--

Yishui Rural Credit Cooperative	04/26/2011	11.15%	442	--

Yishui Rural Credit Cooperative	04/26/2011	5.31%	295	--

Yishui Rural Credit Cooperative	05/20/2011	10.62%	1,474	--

Yishui Rural Credit Cooperative	01/08/2011	10.62%	442	--

Yishui Rural Credit Cooperative	04/20/2011	10.62%	884	--
			8,246	2,490

The weighted average interest rate for short-term loans as of June 30, 2010 and December 31, 2009 was 7.81% and 5.68%, respectively.  As of June 30, 2010, the short-term loans were secured by guarantees provided by related parties, including our director and executive officers and companies that are recipients of related party loans from us, as well as the pledge by Longkong of its operation fee charging rights and its interest in real property.  See “Certain Relationships and Related Transactions” below.  Generally, the loans do not require the periodic payment of principal and interest, though we typically have the option to pay principal or interest prior to the maturity date of the loan.  In some cases, the lender is entitled to charge us a prepayment fee if we choose to pay the loan off prior to the maturity date.

Notwithstanding that we have cash on hand of $308,000 at June 30, 2010, have approximately $7.5 million of short-term loans due within the next 12 months, have approximately $3.0 million of expected capital expenditures in the next 12 months and no unused credit facilities, we believe that our cash on hand, cash flow from operations and anticipated additional cash resources will meet our expected capital expenditures and working capital requirements for the next 12 months.  Our cash flow from operations for the six months ended June 30, 2010 was approximately $2.1 million, which period includes two of the five months during which we experience a higher volume of visitors, with the remaining three months of higher volume occurring between July and October.  In addition, loans receivable from loans made to related parties were approximately $11.2 million at June 30, 2010, all of which is due within the next 12 months.  Generally, the source of cash used to make loans to related parties is a combination of the use of short-term borrowings and cash on hand generated from cash flow from operations at a time when our cash on hand is high, not all of which is required at that point in time to finance short-term operations.  If cash on hand, cash flow from operations and anticipated cash payments received in respect of outstanding related party loans are not sufficient to meet our expected capital expenditures and working capital requirements for the next 12 months, we may be forced to delay our capital expenditures, seek to collect on the related party loans we have made and/or be forced to raise additional funds.  To do so, we may seek to sell equity or debt securities or obtain additional credit facilities.  The sale of equity securities could result in dilution to our stockholders.  The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.  Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business and could harm our overall business prospects.

Capital Uses

Capital Expenditures

Our capital expenditures were $1.8 million and $2.7 million for the six months ended June 30, 2010 and the fiscal year ended December 31, 2009, respectively.  Our capital expenditures were mainly used to acquire fixed assets to build and expand our entertainment attractions.

In addition to expenditures to repair and improve our existing entertainment attractions, we plan to develop an additional 1,800 meters (approximately 1.1 miles) of the Underground Grand Canyon to include additional entertainment attractions.  We recently completed the development of the “Treasure Hunting Cave” entertainment attraction, which consists of eight entertainment attractions suitable for teenagers and young adults encompassing more than 3,000 square meters (approximately 32,300 square feet), including a man-made rock hill for climbing, a maze and amusement park type rides.  We expect that it will cost approximately $3.1 million to develop the Treasure Hunting Cave entertainment attraction and that it will take approximately seven to eight months to complete.  Of the $3.1 million expected to be incurred to develop the Treasure Hunting Cave, approximately $2.4 million had been incurred as of June 30, 2010, an additional $0.2 million is expected to be incurred through December 31, 2010 and the remaining $0.5 million is expected to be incurred in the first quarter of 2011.  The source of the funds to develop the Treasure Hunting Cave to date was cash flow from operations and we expect to use cash flow from operations to fund the remainder of the development costs, but there can be no assurance that cash flow from operations will be sufficient to fund this development, in which case we will have to raise additional funds.  To do so, we may seek to sell equity or debt securities or obtain additional credit facilities.  The sale of equity securities could result in dilution to our stockholders.  The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.  Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business and could harm our overall business prospects.  We expect to open the Treasure Hunting Cave entertainment attraction to visitors in April 2011.  We believe these new projects will increase the attraction points to the Underground Grand Canyon and ultimately the number of visitors we host, but there can be no assurance that we will be successful in completing these new projects or that, if completed, the new projects will lead to an increase in the number of visitors.

In addition to the Treasuring Hunting Cave, to enhance our visitors’ experience, we recently completed the development of catering facilities, which include restaurants for our visitors, as well as the services to host and cater large-scale events, and gift shop facilities.  The total cost to develop the catering and gift shop facilities was approximately $1.2 million, all of which had been incurred as of June 30, 2010, and it took approximately two years to complete.  The source of the funds used to develop these facilities was cash flow from operations.  Although we developed these facilities to enhance our visitors’ experience, there can be no assurance that we will be successful in doing so.

Acquisitions

In addition to expanding our current operations through the development of additional entertainment attractions at the Underground Grand Canyon, achieving our goal of becoming a leading tourism management and development company in China necessarily requires us to manage and develop additional tourist destinations.  Although we are seeking to locate one or more sites as acquisition and/or management opportunities, no definitive agreements have been executed, nor have there been any preliminary agreements, discussions or negotiations, with respect to any of these opportunities and there can be no assurances that we will execute any such agreements or enter into discussions or negotiations with respect to any potential sites.  If and when we acquire additional tourist destinations or obtain the rights to manage additional tourist destinations, we expect that we will have to raise funds to finance these acquisitions and related costs.  To do so, we may seek to sell equity or debt securities or obtain additional credit facilities.  The sale of equity securities could result in dilution to our stockholders.  The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.  Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business and could harm our overall business prospects.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments and we have no foreign exchange contracts.  Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations.  We generally consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents.

Interest Rates.  We generally do not invest in or hold debt securities.  Accordingly, fluctuations in applicable interest rates would not have a material impact on our company.  At June 30, 2010, we had short-term loans payable of $8.2 million.  These notes have interest rates ranging from 5.31% to 11.15%.  Due to the short-term nature of the notes, a hypothetical 10% increase or decrease in applicable interest rates is not expected to have a material impact on Longkong’s earnings, loss or cash flows.

Foreign Exchange Rate.  All of our transactions are transacted in RMB.  As a result, changes in the relative values of U.S. Dollars and RMB affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes.  However, because we conduct our sales and purchases in RMB, fluctuations in exchange rates are not expected to significantly affect financial stability, or gross and net profit margins.  We do not currently expect to incur significant foreign exchange gains or losses, or gains or losses associated with any foreign operations.

Foreign Currency Translation Gains or Losses

During the fiscal year ended December 31, 2009, no foreign currency translation gains or losses were recorded in our consolidated statements of operations as a component of net income because we did not have any foreign currency revenues during such period.

Income Taxes

The local competent tax authorities collect enterprise tax from Longkong through verification collection.  According to PRC law, if an enterprise satisfies certain conditions it may be eligible to pay its enterprise tax through verification collection.  Conditions include: (i) the enterprise is not required to establish accounting books under relevant laws and administrative regulations; (ii) the enterprise is required to establish accounting books under relevant laws and administrative regulations but fails to do so; (iii) the enterprise illegally destroys the accounting books or refuses to provide tax paying references; (iv) the enterprise has established accounting books but it is difficult to audit such books because the accounts are in disorder or the cost references, income vouchers and expenditure vouchers are incomplete; (v) the enterprise fails to file a tax return for a tax obligation within the prescribed time limit and refuses to file a tax return even after the taxing authority orders it to do so within a time limit; or (vi) the enterprise reports an obviously low tax basis without any justifiable reason.  Upon the satisfaction of these conditions, the taxing authorities, on the basis of the circumstance of a taxpayer subject to verification collection, verify the enterprise’s taxable income rate or income tax liability.  The taxing authorities may verify the enterprise income tax to be collected through the following approaches: (i) by referring to the tax burden on local taxpayers in the same or similar industry and with approximate business scale and income level; (ii) by referring to the amount of taxable income or the amount of costs and expenses; (iii) on the basis of calculation and inference or measurement of consumed raw materials, fuel, energy, etc.; or (iv) through other reasonable approaches.  Longkong has obtained receipts from the local competent tax authorities indicating that it has paid all taxes in full for the six months ended June 30, 2010 and 2009 and he fiscal years ended December 31, 2008 and 2009.

Off-Balance Sheet Arrangements

We have entered into financial guarantees and similar commitments to guarantee the payment obligations of third parties.  Conversely, our debt with lenders is also guaranteed by other parties which may be related or unrelated to us.  As an industry practice, Chinese financial institutions require third party guarantees in order to provide both short term and long term bank loans to any corporate borrower.  Because of this requirement, it is common practice that Chinese private enterprises enter into arrangements with other private enterprises to provide mutual guarantees in order to obtain bank loans from local Chinese financial institutions.

Typically, we enter into such mutual guarantees for companies that have good longstanding relationships with us and a mutual guarantee provided to us of approximately similar amounts.  Such guarantees are typically for a period of two years from the date of issuance of the guarantees.

Changes in the economic environment could leave us exposed to obligations that we have guaranteed which could have a materially negative impact on our ongoing business, and cause us to potentially be unable to meet our obligations under other bank financings.  Additionally, should any of the companies for which we provide guarantees default, and the banks enforce our guarantees, our recourse may only be limited to default on the mutual guarantee and we may not be able to meet the liquidity and working capital requirements for our ongoing business, resulting in a material adverse impact on our business.

As of June 30, 2010, we had one guarantee of approximately $6.6 million in total principal outstanding.  Our potential liability under guarantees could include interest, default interest and the obligation to pay costs of collection in addition to principal amounts to which the guarantees relate.

We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.

Inflation

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  During the past fifteen years, the official consumer price index in China has been as high as 24.1% and as low as -1.4%.  While these inflation rates are an average national basis, the regional inflation in the major cities have arguably been higher.  These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation including bank lending restrictions on property investment in China.  While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services.  Our operations have also experienced cost increases, including labor costs.  We expect our operating costs to increase in tandem with the inflationary environment, particularly because of the economic growth in China.  If the inflation rate increases in the near term, such increase will impact our operating costs.

Critical Accounting Policies

Cash and cash equivalents

Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Allowance for doubtful accounts

We provide an allowance for doubtful accounts equal to the amount of estimated uncollectible accounts.  Our estimates are based on historical collection experience and a review of the current status of accounts receivable and advances to suppliers.  It is reasonably possible that our estimate of the allowances for doubtful accounts will change.  Accounts receivable and advances to suppliers are presented net of the allowance for doubtful accounts.

Property, plant and equipment, net

Property, plant and equipment are recorded at cost and are stated net of accumulated depreciation.  Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets, taking into account the estimated residual value.  The estimated useful lives are as follows:

Estimated useful lives

Building	20 years

Machinery and equipment	10 years

Motor vehicle	5 years

Office equipment	5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterments and capital expenditures for infrastructure and facilities improvement are generally capitalized in their respective property accounts.  When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected in current operations.  For all periods presented in the statement of operations and comprehensive income, certain labor charges normally capitalized were charged to operating expenses as we were unable to adequately separate these costs.

Construction in progress

Construction in progress represents property and equipment under construction.  No depreciation is recorded in respect of construction in progress.  Construction in progress is transferred to property and equipment, and depreciation of the asset commences, when the asset has been substantially completed and is ready for its intended use.

Land use right, net

Land use right is recorded at cost less accumulated amortization.  Amortization is provided over the term of the land use right agreement on a straight-line basis.

Impairment of long-lived assets

The carrying values of our long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable.  When such an event occurs, we project the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset.  If projections indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

Revenue Recognition

Revenue is generated from admission tickets, water drifting attraction fees, rail car fees and other fees and services, including battery vehicle fees, strop ropeway fees and parking fees.  Revenue is recognized when the service has occurred and payment has been received from visitors.  An admission ticket entitles the visitor to a one-time admission to the Underground Grand Canyon and entertainment attraction fees entitle the visitor to a one-time usage of the particular entertainment attraction.  No weekly, monthly or other annual or season type passes are offered to the Underground Grand Canyon.  Admission ticket prices and entertainment attraction fees are generally collected immediately prior to the visitor entering the Underground Grand Canyon and, as a result, revenue is recognized when the service has occurred and payment has been received from visitors.  Revenue is recorded net of relevant taxes.

Operating leases

Leases in which substantially all the rewards and risks of ownership of the asset remain with the lessor are accounted for as operating leases.  Payments made under operating leases are charged to the statements of operations on a straight-line basis over the shorter of the lease term or estimated useful life.

Foreign currency transactions and translation

We use the U.S. dollar as our functional currency and Renminbi (“RMB”), the national currency of China, as the functional currency of Longkong.

Longkong translates assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the consolidated statements of operations are translated at average rates during the reporting periods.  Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in shareholders’ equity as part of accumulated other comprehensive income/(loss).  Gains or losses resulting from transactions in currencies other than RMB are reflected in income for the reporting periods.

Fair value

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, we consider the principal or most advantageous market in which we would transact business and consider assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.  We use the following three levels of inputs in determining the fair value of our assets and liabilities, focusing on the most observable inputs when available:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

We did not have any financial assets and liabilities or nonfinancial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2010.

Fair value of financial instruments

Our financial instruments consist primarily of cash and cash equivalents and short-term borrowings.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short-term maturity of these instruments.

Income taxes

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net of operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation (FIN) 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB 109 (“FIN 48”).  We adopted the provisions of FIN 48, which did not have a material impact on our operating results, financial position or cash flows.

Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments.  Comprehensive income is reported as a component of the consolidated statements of shareholders’ equity.

Recent Accounting Pronouncements

Recent Accounting Pronouncements adopted

In June 2009, the FASB issued the Accounting Standards Codification (“Codification”).  Effective July 1, 2009, the Codification is the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP.  The Codification is intended to reorganize, rather than change, existing US GAAP.  Accordingly, all references to currently existing US GAAP have been removed and have been replaced with plain English explanations of our accounting policies.  The adoption of the Codification did not have a material impact on our financial position or results of operations.

In May 2009, the FASB revised the authoritative guidance for subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This guidance was effective for financial statements issued for interim and annual reporting periods ending after June 15, 2009.  We adopted this guidance for the period ended June 30, 2009, and have provided the disclosures required for the period ended June 30, 2010.

Recent Accounting Pronouncements not yet adopted

In October 2009, the FASB issued Update No. 2009-13, which amends the Revenue Recognition topic of the Codification.  This update provides amendments to the criteria in Subtopic 605-25 of the Codification for separating consideration in multiple-deliverable arrangements.  As a result of those amendments, multiple-deliverable arrangements will be separated in more circumstances than under existing US GAAP.  The amendments establish a selling price hierarchy for determining the selling price of a deliverable and will replace the term fair value in the revenue allocation guidance with selling price to clarify that the allocation of revenue is based on entity-specific assumptions rather than assumptions of a marketplace participant.  The amendments will also eliminate the residual method of allocation and require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and will require that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis.  These amendments will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted.  We are currently evaluating the impact that the adoption of this update might have on our results of operations and financial condition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Share Exchange

As of October 14, 2010, there were 904,483 shares of common stock outstanding.  The following table sets forth certain information concerning the number of BTHC common shares owned beneficially immediately prior to the closing of the Share Exchange by: (i) each person (including any group) known to us to own five percent (5%) or more of any class of BTHC’s voting securities, (ii) each of BTHC’s directors and executive officers, and (iii) all officers and directors as a group.  Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the common shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Executive Officers and Directors

Timothy P. Halter (3) 174 FM 1830 Argyle, TX 76226	337,055	37.3%

All Executive Officers and Directors as a group (one person)	337,055	37.3%

5% Stockholders

New Fortress Group Limited (4) PO Box 957 Offshore Incorporations Ctr Road Town Tortola, BVI	404,466	44.7%

Halter Financial Investments, L.P. (3) 174 FM 1830 Argyle, TX 76226	337,055	37.3%
____________________________

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)
Percentages are rounded to the nearest one-tenth of one percent.  The percentage of class is based on 904,483 shares of common stock issued and outstanding immediately prior to the closing of the transactions contemplated by the Share Exchange Agreement on October 18, 2010.

(3)
Mr. Halter is a member of Halter Financial Investments GP, LLC, the general partner of Halter Financial Investments L.P., and is deemed to be the beneficial owner of the Plan Shares held by Halter Financial Investments L.P.

(4)	John Zhang is the sole owner of New Fortress Group Limited and is deemed to be the beneficial owner of the shares held by such entity.

Post-Share Exchange

As of October 18, 2010, immediately following the closing of the Share Exchange, there were 18,089,660 shares of common stock outstanding.  The following table sets forth certain information concerning the number of BTHC common shares owned beneficially immediately following the closing of the Share Exchange by: (i) each person (including any group) known to us to own five percent (5%) or more of any class of BTHC’s voting securities, (ii) each of BTHC’s directors and executive officers, and (iii) all officers and directors as a group.  Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the common shares shown.  The address for each beneficial owner, unless otherwise noted, is c/o Underground Grand Canyon, Linyi City, Yishui County, Shandong Province, China  276400.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Executive Officers and Directors

Zhang Shanjiu (3) Chairman of the Board, President and Chief Executive Officer	16,605,791	91.8%

Yu Xinbo Chief Financial Officer, Treasurer and Secretary	88,381	*

Kong Xianghai Chief Administrative Officer	---	---

Chen Rongguang Chief Operating Officer	---	---

Timothy P. Halter (4) 174 FM 1830 Argyle, TX 76226	337,055	1.9%

All Executive Officers and Directors as a group (five persons)	17,031,227	94.1%

5% Stockholders

Grand Fountain Capital Holding Limited(5) 3rd Floor, Queensgate House 113 South Church Street P.O. Box 10240 Grand Cayman KY1-1002, Cayman Islands	7,856,081	43.4%

Chen Rongxia(5) c/o Zhang Shanjiu	7,856,081	43.4%

Zhang Qian c/o Zhang Shanjiu	4,968,971	27.5%
______________________

* less than 1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)
Percentages are rounded to the nearest one-tenth of one percent.  The percentage of class is based on 18,089,660 shares of common stock issued and outstanding as of October 18, 2010 upon the closing of the transactions contemplated by the Share Exchange Agreement.

(3)	Includes shares held directly, as well as shares held by Mr. Zhang’s daughter and shares held by Grand Fountain Capital Holding Limited, the majority owner of which is Mr. Zhang’s wife.

(4)
Mr. Halter is a member of Halter Financial Investments GP, LLC, the general partner of Halter Financial Investments L.P., and is deemed to be the beneficial owner of the Plan Shares held by Halter Financial Investments L.P.

(5)
Chen Rongxia, Zhang Shanjiu’s wife, is the majority owner and a director of Grand Fountain Capital Holding Limited.  Zhang Shanjiu has shared voting and dispositive power over the shares held by Grand Fountain Capital Holding Limited.

Change in Control

Reference is made to Item 5.01 of this Current Report for a description of the change in control of BTHC as a result of the transactions disclosed herein which is hereby incorporated by reference.

MANAGEMENT

Directors and Executive Officers

Prior to the Share Exchange, Timothy P. Halter served as BTHC’s sole director and BTHC’s President, Chief Executive Officer and Chief Financial Officer.  On the Closing Date, there was a change in our Board of Directors and executive officers.

Timothy P. Halter, age 44, was our President, Chief Executive Officer and Chief Financial Officer from August 16, 2006 until the Closing Date.  Mr. Halter has resigned as a director of BTHC, effective upon the expiration of the 10-day period after the filing of a Schedule 14(f) with the SEC.  Mr. Halter resigned as President, Chief Executive Officer and Chief Financial Officer as of the Closing Date.  Since 1995, Mr. Halter has been the president and the sole stockholder of Halter Financial Group, Inc., a Dallas, Texas based consulting firm specializing in the area of mergers, acquisitions and corporate finance.  In September 2005, Mr. Halter and other minority partners formed HFI.  HFI conducts no business operations.  Mr. Halter currently serves as a director of DXP Enterprises, Inc., a public corporation (NASDAQ: DXPE), and is the sole officer and director of Marketing Acquisition Corporation and SMSA Crane Acquisition Corp., each a Nevada corporation.  Each of the afore-referenced companies, except for DXP Enterprises, Inc., is a reporting shell company and is current in the filing of their respective periodic reports with the SEC.

Appointment of New Officers and Director

Upon closing of the Share Exchange, the following individuals were named to the board of directors and executive management of BTHC, each as of the Closing Date:

Name	Age	Position(s)
Zhang Shanjiu	52	Chairman and Chief Executive Officer
Yu Xinbo	32	Chief Financial Officer, Treasurer and Secretary
Kong Xianghai	41	Chief Administrative Officer
Chen Rongguang	52	Chief Operating Officer

Mr. Zhang Shanjiu is the founder of Longkong.  Mr. Zhang has served as Chairman and Chief Executive Officer since its incorporation in 2004 and, as such, has been responsible for all of our operations.  From 1999 to 2004, Mr. Zhang served as General Manager of Yishui Yimengshan Travel Agency Co., Ltd.  From 1993 to 1999, he served as General Manager of Shandong Shanjiu Bronze Artworks Co., Ltd.  From 1988 to 1993, Mr. Zhang served as a doctor in the hospital, No. 2 Hospital of Linyi City.  Mr. Zhang graduated from Linyi Medical College in 1988 and Peking University in 2009.  As a forerunner in the local tourism industry, with 17 years of experience, Mr. Zhang has accumulated valuable experience in the tourism development and management business and is therefore qualified to serve on our board of directors.

Mr. Yu Xinbo has served as Chief Financial Officer of Longkong since 2004.  From 2002 to 2004, Mr. Yu served as the financial manager of Shandong Shanjiu Bronze Artworks Co., Ltd.  From 2000 to 2002, he served as the financial manager of Yishui Xinli Packaging & Printing Co., Ltd.  From 1999 to 2000, Mr. Yu served as the in-charge accountant of Shandong Jinyang Worsted Co., Ltd.  From 1996 to 1999, he served as the cost accountant of Yishui Rabbit Hair Textile Factory.  Mr. Yu graduated from Shandong Trade and Community College in 1996 and Shandong Economic University in 2010.

Mr. Kong Xianghai has served as Chief Administrative Officer of Longkong since 2008 and is in charge of the human resources, administration and purchasing functions of our business.  From 2007 to 2008, he served as President of Qingyuan Food Co., Ltd.  From 2005 to 2007, Mr. Kong served as Vice President of FUWAH Amusement & Tourism Co., Ltd.  From 2004 to 2005, he served as a management consultant at San Goal Management Consulting Co., Ltd.  From 1991 to 2004, Mr. Kong served as General Manager of Eastern Industrial Group of Shengli Oilfield.  Mr. Kong holds a master degree from Northwest University (China).

Mr. Chen Rongguang has served as Chief Operating Officer of Longkong since 2006 and is responsible for the marketing strategy and the operation of the “Underground Grand Canyon” cave.  From 1999 to 2006, he served as the operation manager of Yishui Yongchang Machinery Co., Ltd.  From 1982 to 1999, Mr. Chen served as the operation manager of Yishui Machinery Factory.  From 1976 to 1982, he served as the business director of Shandong Qianjin Machinery Parts Factory.  Mr. Chen graduated from Shanghai Fudan University in 2001.

Family Relationships

There are no family relationships between or among any of the current and incoming directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director has been involved in the last ten years in any of the following:

•
Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•
Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Meetings; Board Committees and Director Independence

The board of directors held no formal meetings during the most recently completed fiscal year.  All proceedings of the board of directors were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the sole director entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

As of this date, BTHC’s board of directors has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor does it have a written nominating, compensation or audit committee charter.  The board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the board of directors.  Further, BTHC is not a “listed company” under SEC rules and thus is not required to have an audit, compensation or nominating committee.  Accordingly, BTHC does not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Exchange Act.  The functions ordinarily handled by these committees are currently handled by the entire board of directors.  The board of directors intends, however, to review the governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of BTHC’s business.

Until the closing the Share Exchange, Timothy Halter served as an executive officer of BTHC and therefore is not an independent director.  The board of directors has not made any determination as to whether Zhang Shanjiu is independent within the meaning of NASDAQ Marketplace Rule 5605(a)(2), and this rule is not presently applicable to us.  However, based on the definition of independence under this rule, we believe that Zhang Shanjiu would not be considered to be an independent director.  We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

We do not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors.  We believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level.  We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees.  Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by a U.S. national securities exchange.  Therefore, we intend that a majority of our directors eventually will be independent directors and at least one of our new independent directors will qualify as an “audit committee financial expert.”  Additionally, we will adopt charters relative to each such committee.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report.  We do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Before the Share Exchange

Prior to the closing of the Share Exchange on October 18, 2010, we were a “blank check” shell company.  Timothy P. Halter, the sole officer and director of BTHC, did not receive any compensation or other perquisites for serving in such capacities.

Prior to the closing of the Share Exchange, our current named executive officers were compensated by Longkong until the closing of the Share Exchange, including for the years ended December 31, 2009, 2008 and 2007.  Longkong paid to such executives a nominal salary.  The Board of Directors believes that the salaries paid to our executive officers during 2009, 2008 and 2007 reflect the fair value of the services provided to Longkong, as measured by the local market in China.

Compensation After the Share Exchange

Summary Compensation Table

Former Executive Officers

The following table sets forth information relating to all compensation awarded to, earned by or paid to our former President, Chief Executive Officer and Chief Financial Officer for all services rendered in all capacities to us during each of the years ended December 31, 2009, 2008 and 2007, respectively.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
Timothy P. Halter, former President, Chief Executive Officer and Chief Financial Officer	2009 2008 2007	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Incoming Executive Officers

The following table sets forth information relating to all compensation awarded to, earned by or paid to our incoming Chairman, President and Chief Executive Officer, our incoming Chief Financial Officer and each of the other three highest paid executives of Longkong, if any, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2009, for all services rendered in all capacities to Longkong during the years ended December 31, 2009, 2008 and 2007, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
Zhang Shanjiu Chairman, President and Chief Executive Officer	2009 2008 2007	29,640 7,307 5,498	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	29,640 7,307 5,498
Yu Xinbo Chief Financial Officer, Treasurer and Secretary	2009 2008 2007	7,253 4,870 4,119	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	7,253 4,870 4,119

Grants of Plan-Based Awards in Fiscal 2009

There were no option or other equity grants in 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

There were no options or other equity awards outstanding in 2009.

Option Exercises and Stock Vested in Fiscal 2009

There were no option exercises or stock vested in 2009.

Pension Benefits

There were no pension benefit plans in effect in 2009.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2009.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Through December 31, 2009, and the period ending on the date of this Current Report, BTHC had no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of BTHC which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with BTHC or any subsidiary, any change in control of BTHC, or a change in the person’s responsibilities following a change in control of BTHC.

On October 18, 2010, we entered into employment agreements with Zhang Shanjiu, our incoming Chairman, President and Chief Executive Officer, Yu Xinbo, our incoming Chief Financial Officer, Treasurer and Secretary, Kong Xianghai, our incoming Chief Administrative Officer, and Chen Rongguang, our incoming Chief Operating Officer.

The term of each agreement is five years, during which each executive officer will be entitled to a base salary of approximately $7,500 (except for Zhang Shanjiu, who will be entitled to a base salary of approximately $36,000) per year, subject to increase by the Board of Directors.  In addition to the base salary, each executive officer will be eligible to receive discretionary bonuses at times and in amounts to be determined by the Board of Directors or an applicable committee thereof.  Each executive officer will be eligible to receive grants of stock options or other equity compensation awards pursuant to an equity compensation plan to be adopted by the Board of Directors, subject to the approval of our stockholders and compliance with applicable law, after the closing of the Share Exchange.

Each executive officer is entitled to receive, at our expense, medical, health and social insurance coverage.  In addition, subject to certain insurable conditions and the completion of requisite documentation, each executive officer is entitled to long term disability insurance coverage providing for “lifetime” disability benefits and life insurance each in an amount to be determined by the Board of Directors.  We will also make available to each executive officer any and all other executive or fringe benefits made available to our other executives.  Each executive officer is entitled to paid vacation of a duration we provide to our other executives.

Each executive officer will be provided with liability insurance coverage generally provided to our officers and managers.  We agreed to indemnify each executive officer against all costs, damages and expenses, including attorneys’ fees, that may be incurred as a result of claims by third parties arising out of or from the executive officer’s lawful acts as our employee, provided that such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by such executive officer to be in the best interests of our company.

During the term of the agreements, and for one year thereafter, the executive officers cannot, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including on the executive officer’s own behalf or on behalf of another entity) that competes either directly or indirectly with us in our business, in any market in which we operate, or are considering operating at any given point in time during the term.  Each executive officer is permitted to be a passive owner of less than 5% of the outstanding stock of a publicly traded corporation that engages in a competing business, so long as the executive officer does not have a direct or indirect participation in the business of such corporation.

The executive officer’s employment may be terminated: (i) by us immediately upon his death; (ii) by us upon fifteen days’ notice during the continuance of any Disability (as defined below) of the executive officer; (iii) by us without Good Cause (as defined below); (iv) by us for Good Cause (as defined below) upon notice specifying the particular circumstances forming the basis thereof; (v) by the executive officer voluntarily other than for Good Reason (as defined below); or (vi) by the executive officer for Good Reason (as defined below) upon notice specifying the particular circumstances forming the basis thereof.

“Disability” means an inability by the executive officer to perform a substantial portion his or her duties hereunder by reason of physical or mental incapacity or disability for a total of one hundred twenty (120) days or more in any consecutive period of three hundred and sixty five (365) days, as determined by the Board of Directors in its good faith judgment.

“Good Cause” means: (i) the commission of a felony, or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to our company; (ii) conduct tending to bring us or any of our affiliates into substantial public disgrace or disrepute; (iii) substantial and repeated failure to perform duties as reasonably directed by the Board of Directors; (iv) gross negligence or willful misconduct with respect to us or any of our affiliates; or (v) any material misrepresentation by the executive officer under the agreement; provided, however, that such Good Cause will not exist unless we provide the executive officer with written notice specifying in reasonable detail the factors constituting such Good Cause, as applicable, and such factors have not been cured by the executive officer within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure.

“Good Reason” means the occurrence of any of the following events: (i) the assignment to the executive officer of any duties inconsistent in any material respect with his or her then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by us that, when taken as a whole, results in a significant diminution in his or her position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof provided by the executive officer; (ii) a material breach by us of one or more provisions of the agreement, provided that such Good Reason will not exist unless the executive officer has provided us with written notice specifying in reasonable detail the factors constituting such material breach and such material breach has not been cured by us within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure; (iii) any purported termination by us of the executive officer’s employment otherwise than as expressly permitted by the agreement; or (iv) a change in control whereby (A) a person (other than a person who is our officer or director on October 18, 2010), including a group as defined in Section 13(d)(3) of the Exchange Act, becomes, or obtains the right to become, the beneficial owner of our securities having fifty one percent (51%) or more of the combined voting power of our then outstanding securities, (B) we consummate a merger in which we are not the surviving entity, (C) all or substantially all of our assets are sold, or (D) our shareholders approve the dissolution or liquidation of our company.

If the executive officer is terminated by us without Good Cause or if the executive officer resigns for Good Reason, he or she will be entitled to receive as severance one year’s base salary and the immediate vesting of all granted but unvested option grants.  If any executive officer were terminated as of the date hereof, each executive officer would be entitled to receive approximately $7,500 (except for Zhang Shanjiu, who will be entitled to receive approximately $36,000).

For a discussion of the employment contracts Longkong executes with all other employees, see “Description of the Company – Employees” above.

Compensation of Directors

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.  We intend to develop such a policy in the near future.  It is currently anticipated that non-employee directors will receive a fee for service as a director, and be eligible to receive awards which may be granted pursuant to an equity compensation plan, if approved by our stockholders.

Equity Compensation Plans

Currently, we intend to adopt a stock option plan, restricted stock plan and/or other equity compensation plan for the benefit of directors, officers, employees and other eligible participants.  If a determination is made to implement any such plans, they will be submitted to stockholders for their consideration, at which time stockholders would be provided with detailed information regarding such plan(s).  If approved, and awards are granted, they will likely have a dilutive effect on BTHC’s stockholders as well as affect BTHC’s net income and stockholders’ equity, although the actual results cannot be determined until after any such plans are implemented.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Offices and Facilities Prior to the Share Exchange

Prior to the Share Exchange, BTHC had no physical offices or facilities.  Instead, BTHC maintained a mailing address at 174 FM 1830, Argyle, Texas  76226 and a telephone number of (972) 233-0300.  BTHC paid no rent or other fees for the use of the mailing address and telephone number as the address and telephone number are used virtually full-time by other revenue producing businesses of Timothy P. Halter, our former sole director, Chief Executive Officer and Chief Financial Officer.

Share Exchange

On October 18, 2010, BTHC completed the Share Exchange with Long Fortune, the Long Fortune Shareholders and the BTHC Principal Shareholder.  At the closing, Long Fortune became a wholly-owned subsidiary of BTHC and 100% of the issued and outstanding securities of Long Fortune were exchanged for securities of BTHC.  An aggregate of 17,185,177 shares of common stock were issued to the Long Fortune Shareholders.  As of the close of the Share Exchange, the Long Fortune Shareholders owned 95% of the issued and outstanding stock of BTHC.  On the Closing Date, Zhang Shanjiu was appointed Chairman of the Board of Directors, President and Chief Executive Officer, Yu Xinbo was appointed Chief Financial Officer, Treasurer and Secretary, Kong Xianghai was appointed Chief Administrative Officer and Chen Rongguang was appointed Chief Operating Officer.  Timothy P. Halter resigned as an officer effective as of the closing of the Share Exchange and as sole director of BTHC effective on the Effective Date.

Loans to Related Parties

From time to time, Longkong has loaned funds to Yishui Underground Fluorescent Lake Travel Development Co., Ltd. (“Fluorescent Lake”), a company controlled by the immediate family of Zhang Shanjiu, our Chairman, President and Chief Executive Officer, that operates a cave, the only attraction in which is the light shining from fireflies that live on the ceiling of the cave.  Given the possible complementary nature of the business operated by Fluorescent Lake, we provide these loans with a view toward potentially developing and supporting strategic ventures and or engaging in other transactions in the future.  Pursuant to the Loan Agreement executed between the parties on December 31, 2009, Fluorescent Lake is required to pay loans that were outstanding as of such date in full, with accrued interest, on the due date.  Periodic payments of principal and interest are no longer required with respect to those loans.  For loans to Fluorescent Lake after December 31, 2009, Longkong generally executes written agreements with Fluorescent Lake, unless the dollar amount of the loan is less than $150,000.  These loan agreements provide that the loans are interest free and are due within 12 months of the date of the loan.  The due dates for the loans are between October 27, 2010 and April 25, 2011.  Prior to December 31, 2009, the loans bore interest rates of between 5.38% and 9.60%.  During the fiscal year ended December 31, 2009, Longkong received interest payments from Fluorescent Lake in the amount of approximately $63,000.  As of June 30, 2010 and December 31, 2009, the outstanding aggregate balance of the loans was approximately $5.2 million and approximately $4.8 million, respectively.

From time to time, Longkong has loaned funds to Yishui Yinhe Travel Development Co., Ltd. (“Yinhe Travel”), a company controlled by Zhang Shanjiu, our Chairman, President and Chief Executive Officer, that operates hotels and a water amusement park.  Given the possible complementary nature of the business operated by Yinhe Travel, we provide these loans with a view toward potentially developing and supporting strategic ventures or engaging in other transactions in the future.  Longkong generally executes written agreements with Yinhe Travel, which provide that the loans are interest free and are due within 12 months of the date of the loan.  The due dates of the loans are between December 31, 2010 and June 9, 2011.  As of June 30, 2010, the outstanding aggregate balance of the loans was approximately $6.0 million.

Loans from and Amounts due to Related Parties

During 2007, Longkong underwent a reduction in registered capital and a reduction in the number of shareholders.  As of December 31, 2008, as a result of the reduction in registered capital, former shareholder Zhang Qian, the daughter of Zhang Shanjiu, our Chairman, President and Chief Executive Officer, was due capital in the amount of approximately $1.1 million and former shareholder Li Hongwei, an employee of Longkong, was due capital in the amount of approximately $134,000.  These amounts reflect the highest aggregate amounts due to the former shareholders, were not interest bearing because they were a return of PRC registered capital and were paid to the former shareholders during the fiscal year ended December 31, 2009.

During the six months ended June 30, 2010, Zhang Shanjiu, our Chairman, President and Chief Executive Officer, loaned approximately $359,000 to Longkong, $248,000 of which was used to purchase land occupancy rights and the remaining balance of which was used for general corporate purposes.  The parties did not execute a written agreement with respect to these loans, which are interest-free, and there is no formal due date for repayment.  As of June 30, 2010, the outstanding balance of the loan was approximately $359,000, which is the largest aggregate amount of principal outstanding for this loan.  No payments of interest or principal were received by Longkong during the six months ended June 30, 2010.  The loans were paid off prior to September 30, 2010.

During the six months ended June 30, 2010, Yu Xinbo, our Chief Financial Officer, Treasurer and Secretary, loaned approximately $27,000 to Longkong, which was used for general corporate purposes.  The parties did not execute a written agreement with respect to this loan, which is interest-free, and there is no formal due date for repayment.  As of June 30, 2010, the outstanding balance of the loan was approximately $27,000, which is the largest aggregate amount of principal outstanding for this loan.  No payments of interest or principal were received by Longkong during the six months ended June 30, 2010.  The loan was paid off prior to September 30, 2010.

Guarantees

Pursuant to the Guarantee Contract, dated March 14, 2008, between Longkong and the Agricultural Development Bank of China, Junan Branch (“Agricultural Bank”), Longkong has guaranteed a loan by Agricultural Bank to Junan Tianma Island Travel Development Co., Ltd. (“Tianma Island”), a company controlled by Zhang Shanjiu, our Chairman, President and Chief Executive Officer.  The loan bears interest at a rate of 7.83% per annum and is due March 13, 2014.  Periodic payments of $736,000, $1.2 million, $1.5 million and $1.8 million are due by Tianma Island on March 13, 2011, March 13, 2012, March 13, 2013 and March 13, 2014, respectively.  The balance due of the loan at June 30, 2010 was $5.2 million, which is the largest aggregate amount of principal outstanding during the six months ended June 30, 2010.  As Tianma Island remains current on this loan, Longkong has not been required to make any payments of principal or interest on Tianma Island’s behalf under this guarantee.

The following table lists details of related-party guarantees pursuant to which a related party has executed a Guarantee Contract with Longkong and the creditor to guarantee loans of Longkong:

Creditor	Guarantor	Relationship	Date of commencement of Guarantee	Date of termination of Guarantee	Due Date of Loan	Loan amount
Industrial and Commercial Bank of China Yishui branch	Zhang Shanjiu and Chen Rongxia (spouse of Zhang Shanjiu)	Director	05/11/2010	10/16/2010	10/15/2010	1,473
Bank of China Yishui branch	Yishui Yinhe Travel Development Co., Ltd.	Mr. Zhang Shanjiu, as an investor, has significant influence over the entity	11/17/2009	11/17/2012	10/27/2010	2,209
Bank of China Yishui branch	Junan Tianma Island Travel Development Co., Ltd.	Controlled by Zhang Shanjiu	11/17/2009	11/17/2012	10/27/2010	2,209
Bank of China Yishui branch	Zhang Shanjiu	Director	11/17/2009	11/17/2012	10/27/2010	2,209
Yishui Rural Credit Cooperative	Chen Rongguang	Director	01/09/2010	01/30/2011	01/08/2011	177
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	01/09/2010	01/08/2011	01/08/2011	265

Creditor	Guarantor	Relationship	Date of commencement of Guarantee	Date of termination of Guarantee	Due Date of Loan	Loan amount
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	01/09/2010	01/08/2011	01/08/2011	177
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	04/21/2010	04/20/2011	04/20/2011	884
Yishui Rural Credit Cooperative	Junan Tianma Island Travel Development Co., Ltd.	Controlled by Zhang Shanjiu	05/21/2010	04/26/2011	04/26/2011	736
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	05/21/2010	04/26/2011	04/26/2011	736
Yishui Rural Credit Cooperative	Yishui Underground Fluorescent Lake Travel Development Co., Ltd.	Controlled by Mr. Zhang Shanjiu’s immediate family	05/21/2010	04/26/2011	04/26/2011	736
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	05/24/2010	05/20/2011	05/20/2011	1,473

As Longkong remains current on each loan listed above, the related party guarantors have not been required to make any payments of principal or interest on Longkong’s behalf under these guarantees.

Policy for Approval of Related Party Transactions

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  We expect our board to adopt such a policy in the near future.

LEGAL PROCEEDINGS

The Company does not have any material proceedings pending nor is it aware of any pending investigation or threatened litigation by any third party other than the matter discussed below.

On October 22, 2010, we received a letter from counsel (“Greentree Letter”) to Greentree Financial Group, Inc. (“Greentree”), in which it was alleged that we breached the Exclusive Service Agreement, dated September 1, 2010, between Long Fortune and Greentree (the “Service Agreement”).  The Service Agreement purportedly provides that Greentree was engaged by Long Fortune to provide certain financial advisory services, including, among others: (i) advising and assisting Long Fortune with redesigning its capital structure, consistent with US GAAP and usual and customary business practices for companies similar to Long Fortune; (ii) advising and assisting Long Fortune in the conversion of its financial reporting systems to a format that is consistent with US GAAP; (iii) assisting Long Fortune in evaluating prospective merger candidates, including due diligence; (iv) assisting in the preparation of English language closing documents in connection with a proposed reverse takeover transaction (“RTO”), including filings with the SEC; (v) assisting in the preparation and filing of registration statements with the SEC; (vi) assisting in the preparation of corporate governance documents and a NASDAQ listing application; and (vii) providing management training to Long Fortune’s senior management with respect to usual and customary practices for U.S. companies with business plans similar to Long Fortune’s business plan.  In consideration of the financial advisory services to be performed by Greentree, the Services Agreement purportedly provides that Long Fortune would pay to Greentree: (i) $25,000 in cash; (ii) 500,000 shares of common stock of the proposed public company (based on an assumed capital structure of 7,500,000 shares issued and outstanding following the closing of the RTO); and (iii) warrants to purchase 200,000 shares of the proposed public company’s common stock.  The Service Agreement provides that the warrants: (i) are to be exercisable for a period of 18 months following the closing of the RTO; (ii) have an exercise price of $2.00 per share; (iii) would not be redeemable by the proposed public company; (iv) would contain registration rights; and (v) would contain anti-dilution and price protection provisions for 18 months following the closing of the RTO.  With respect to any shares that may be issuable to Greentree, the Service Agreement purportedly provides that the shares would be anti-dilutive for a period of 18 months and that to the extent more than 10,000,000 shares are issued, additional shares would be issued to Greentree to bring Greentree’s ownership up to 5% ownership in the proposed public company.  The Service Agreement contains a one year term, subject to extension upon mutual written agreement of Long Fortune and Greentree, and may be terminated by Long Fortune prior to the expiration of the term upon 45 days’ written notice.  In addition, the Service Agreement purportedly provides that if Long Fortune were to terminate the Service Agreement prior to the expiration of the term, Greentree would be entitled to the fee set forth above, except that the proposed public company would not be required to issue to Greentree 125,000 of the 500,000 shares of common stock.

In the Greentree Letter, Greentree has demanded: (i) 5% of our issued and outstanding shares of common stock, subject to anti-dilution provisions; (ii) warrants to purchase 200,000 shares of our common stock at an exercise price of $2.00 per share, exercisable for three years; and (iii) the reimbursement and payment of all past, current and future out-of-pocket expenses, including, but not limited to, legal fees.

We are in the process of evaluating the merits of the claims contained in the Greentree Letter and available defenses.  To our knowledge, no formal legal action has been taken by Greentree as of this date.  If any such legal action is commenced by Greentree, there can be no assurance that we will be successful in such action.  Any such action could also result in our incurring significant expense and effort which could adversely affect our operating results.

DESCRIPTION OF SECURITIES

General

BTHC’s authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  After the closing of the Share Exchange, BTHC had 18,089,660 shares of common stock issued and outstanding held by approximately 504 shareholders of record and no shares of preferred stock issued and outstanding.

Common Stock

The holders of BTHC’s common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of BTHC’s stockholders.  Holders of common stock do not have cumulative voting rights.  BTHC’s stockholders have no preemptive rights or other similar rights to acquire additional shares of BTHC’s common stock or other securities.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of BTHC that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK

AND RELATED SHAREHOLDER MATTERS

BTHC’s common stock is traded on the OTCBB under the symbol “BTXV”.  There is no trading market for our stock.  Our stockholders may find it difficult to sell their shares.  The following table sets forth, for the periods indicated, the reported high and low quotations for our common stock as reported in the over-the-counter market.

	High	Low
Fiscal year ended
December 31, 2010
First Quarter	$N/A	$N/A
Second Quarter	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter (through October 22, 2010)	N/A	N/A

Fiscal year ended
December 31, 2009
First Quarter	$N/A	$N/A
Second Quarter	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter	N/A	N/A

Fiscal year ended
December 31, 2008
First Quarter	$N/A	$N/A
Second Quarter	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter	N/A	N/A

Stockholders

Immediately after the closing of the Share Exchange, we had approximately 504 stockholders of record of our issued and outstanding common stock.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion.  Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have the authority under the Delaware General Corporation Law to indemnify our directors and officers to the extent provided for in such statute.  Set forth below is a discussion of Delaware law regarding indemnification that we believe discloses the material aspects of such law on this subject.  The Delaware law provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

•	conducted himself in good faith;

•
reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify a person under the Delaware law against judgments, penalties, including excise and similar taxes, fines, settlement, and unreasonable expenses actually incurred by the person in connection with the proceeding.  If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.  The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Our Certificate of Incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for an act or omission in such directors’ capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for: (a) a breach of the directors’ duty of loyalty to us or our stockholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (d) an act or omission for which the liability of the director is expressly provided under Delaware law.  Limitations on liability provided for in our Certificate of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors.  The inclusion of these provisions in our Certificate of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us or our stockholders.

Our Bylaws provide that we will indemnify our directors to the fullest extent provided by the Delaware General Corporation Law and we may, if and to the extent authorized by our board of directors, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

Item 3.02Unregistered Sales of Equity Securities.

On October 18, 2010, and as described under Item 2.01 above, pursuant to the Share Exchange Agreement, BTHC issued 17,185,177 shares of its common stock to the Long Fortune Shareholders in exchange for 100% of the issued and outstanding capital stock of Long Fortune.

Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act as the issuance of securities by us that did not involve a public offering.  We made this determination because the Long Fortune Shareholders had access to information about both BTHC and Long Fortune prior to the consummation of the Share Exchange.  Further, we believe that each Long Fortune Shareholder is a sophisticated investor on the basis of the representations each shareholder gave in the Share Exchange Agreement that such shareholder: (i) was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (ii) was not organized for the specific purpose of acquiring the shares issued in connection with the Share Exchange; (iii) had sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the Share Exchange; and (iv) understood the various risks of an investment in our shares and could afford to bear such risks for an indefinite period of time, including the risk of losing its entire investment.

Item 4.01Changes in Registrant’s Certifying Accountant.

(i)           Dismissal of S. W. Hatfield, CPA

In conjunction with the Share Exchange between BTHC and Long Fortune Shareholders, which closed on October 18, 2010, BTHC’s Board of Directors elected to continue Long Fortune’s relationship with Zhonglei Certified Public Accountants Ltd. (“Zhonglei”).  Accordingly, BTHC’s Board of Directors has dismissed the registered independent certified public accounting firm of S. W. Hatfield, CPA (“SWHCPA”) as our auditor, effective October 18, 2010.

No accountant’s report issued by SWHCPA on BTHC’s financial statements for either of the past two years (ended December 31, 2009 or 2008) contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of BTHC to continue as a going concern.

In connection with the audits of BTHC’s financial statements for the years ended December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from November 29, 2004 (date of bankruptcy settlement) to December 31, 2009 and any subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with SWHCPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SWHCPA, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports on BTHC’s financial statements.  Further, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during BTHC’s two most recent fiscal years (ended December 31, 2009 and 2008) and from January 1, 2010 to the date of this Current Report.

BTHC has provided SWHCPA with a copy of the foregoing disclosure and requested that SWHCPA provide it with a letter addressed to the SEC stating whether it agrees with the statements made by BTHC in response to this Item 4.01.  A copy of such letter, dated October 18, 2010 is filed as Exhibit 16.1 to this Current Report.

(ii)           Engagement of Zhonglei

Concurrent with the October 18, 2010 closing of the Share Exchange between BTHC and Long Fortune Shareholders, BTHC’s Board of Directors recommended and approved the engagement of Zhonglei as BTHC’s registered independent certified public accounting firm to audit its financial statements for its fiscal year ended December 31, 2010.

Although Zhonglei was the auditor for Long Fortune, BTHC did not consult with Zhonglei prior to October 18, 2010, including BTHC’s two most recent fiscal years ended December 31, 2009 and 2008, and the subsequent interim periods through the date of this Current Report, with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered by Zhonglei on BTHC’s financial statements and Zhonglei did not provide any written or oral advice that was an important factor considered by BTHC in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01Changes in Control of Registrant.

As explained more fully above in Item 2.01, in connection with the Share Exchange, BTHC issued 17,185,177 shares of its common stock to the Long Fortune Shareholders in exchange for the transfer of 100% of the outstanding shares of Long Fortune’s capital stock by the Long Fortune Shareholders to BTHC.  As a result, the Long Fortune Shareholders acquired control of BTHC because the common shares issued to them equal 95% of BTHC’s outstanding shares of common stock (on a fully-diluted basis) on the Closing Date of the Share Exchange.  Each share of BTHC’s outstanding common stock entitles the holders of common stock to one vote.  Thus, the Long Fortune Shareholders hold the majority of BTHC’s voting shares on a fully diluted basis.

In connection with the closing of the Share Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on October 18, 2010, Timothy P. Halter resigned as BTHC’s President, Chief Executive Officer and Chief Financial Officer.  Further, on October 18, 2010, the board of directors appointed Zhang Shanjiu as Chairman of the Board.  Timothy P. Halter has resigned as director effective on the expiration of the 10 day period after the date of the filing of a Schedule 14(f) with the SEC.  Such Schedule will be filed and mailed to BTHC’s stockholders shortly after the filing of this Current Report.

The closing of the transaction under the Share Exchange Agreement, which resulted in the change of control of BTHC, occurred on October 18, 2010.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 18, 2010, Timothy P. Halter resigned as BTHC’s President, Chief Executive Officer and Chief Financial Officer.

Effective October 18, 2010, Zhang Shanjiu was appointed as Chairman, President and Chief Executive Officer, Yu Xinbo was appointed as Chief Financial Officer, Treasurer and Secretary, Kong Xianghai was appointed as Chief Administrative Officer, and Chen Rongguang was appointed as Chief Operating Officer.  In addition, upon BTHC’s compliance with the provisions of Section 14(f) of the Exchange Act and Rule 14(f)-1 thereunder, Timothy P. Halter’s resignation from BTHC’s board of directors will become effective.

There are no family relationships between or among any of the current and incoming director or executive officers.  Other than the transactions in connection with the Share Exchange, as described above in Item 2.01 and the related party transactions described above in Item 2.02, no transactions occurred in the last two years to which BTHC was a party in which the above-mentioned officers and/or director had or is to have a direct or indirect material interest.

Descriptions of the business backgrounds and any compensation arrangements with the newly appointed director and officers can be found in Item 2.01 above, in the sections titled “Management” and “Executive Compensation,” and such descriptions are incorporated herein by reference.

Item 5.06Change in Shell Company Status.

As explained more fully in Item 2.01 above, BTHC was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the Share Exchange.  As a result of the Share Exchange, Long Fortune became a wholly-owned subsidiary of BTHC and Longkong became the main operating business of BTHC, which is no longer a shell company.  Reference is made to Item 2.01 for a more complete description of the Share Exchange and the business of BTHC subsequent to the Closing Date of the Share Exchange.

Item 9.01Financial Statements and Exhibits.

(a)           Financial Statements of the Business Acquired.

The audited consolidated financial statements of Long Fortune for the fiscal years ended December 31, 2009 and 2008 are filed in this Current Report as Exhibit 99.1.

Independent Auditors’ Report

Consolidated Balance Sheets - December 31, 2009 and 2008

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2009 and 2008

Consolidated Statements of Cash Flows for the year ended December 31, 2009 and 2008

Notes to Consolidated Financial Statements

The unaudited consolidated financial statements of Long Fortune as of June 30, 2010 and for the six months and three months ended June 30, 2010 and 2009 are filed in this Current Report as Exhibit 99.2.

(b)           Pro Forma Financial Information.

None.

(c)           Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

2.1
First Amended Joint Plan of Reorganization filed by the Debtors and Official Committee of Unsecured Creditors, In the United States Bankruptcy Court, Northern District of Texas, Dallas Division, In Re: Ballantrae Healthcare, LLC, et. al., Debtors, Case No. 03-33152-HDH-11, dated September 29, 2004.(1)

Exhibit No.	Description

2.2	Order Confirming First Amended and Joint Plan of Reorganization, Chapter 11, Case No. 03-33152-HDH-11, Signed November 29, 2004.(1)

2.3
Share Exchange Agreement, dated October 6, 2010, by and among BTHC XV, Inc., Halter Financial Investments LP, Grand Fountain Capital Holding Limited, Zhang Shanjiu, Zhang Qian, Li Shikun, Yu Xinbo and Long Fortune Valley Tourism International Limited.(2)

3.1	Agreement and Plan of Merger by and between BTHC XV, Inc. and BTHC XV, LLC, dated August 16, 2006.(1)

3.2	Certificate of Merger as filed with the Secretary of State of the State of Delaware on August 16, 2006.(1)

3.3	Articles of Merger as filed with the Secretary of State of the State of Texas on August 16, 2006.(1)

3.4	Certificate of Incorporation of BTHC XV, Inc.(1)

3.5	Bylaws of BTHC XV, Inc.(1)

10.1	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Bank of China, Yi Shui Branch dated November 27, 2009.(3)+

10.2	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and ICBC, Yi Shui Branch dated January 20, 2010.(3)+

10.3	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated November 26, 2009.(3)+

10.4	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated November 24, 2009.(3)+

10.5	Credit Line Limit Agreement between Shandong Longkong Travel Development Co., Ltd. and Bank of China, Yi Shui Branch dated November 27, 2009.(3)+

10.6	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated January 9, 2010.(3)+

10.7	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated January 9, 2010.(3)+

10.8	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated April 21, 2010.(3)+

10.9	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 21, 2010.(3)+

Exhibit No.	Description

10.10	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 21, 2010.(3)+

10.11	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 24, 2010.(3)+

10.12	Loan Contract of Working Capital between Shandong Longkong Travel Development Co., Ltd. and Lin Shang Bank Co Ltd. Yishui Branch dated May 28, 2010.(3)+

10.13	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Industrial & Commercial Bank of China Co., Ltd, Yishui Branch dated May 11, 2010.(3)+

10.14	Maximum Mortgage Agreement between Shandong Longkong Travel Development Co., Ltd. and Industrial & Commercial Bank of China Co., Ltd Yi Shui Branch dated July 5, 2009.(3)+

10.15	Maximum Mortgage Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated January 12, 2009.(3)+

10.16	Pledge Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 24, 2009.(3)+

10.17	Pledge Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated April 21, 2010.(3)+

10.18	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Yu Xinbo dated December 30, 2007.(3)+†

10.19	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Kong Xianghai dated August 28, 2008.(3)+†

10.20	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Zhang Shanjiu dated December 30, 2007.(3)+†

10.21	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Chen Rongguang dated December 30, 2007.(3)+†

10.22	Employment Agreement between BTHC XV, Inc. and Yu Xinbo dated October 18, 2010.(3)†

10.23	Employment Agreement between BTHC XV, Inc. and Kong Xianghai dated October 18, 2010.(3)†

10.24	Employment Agreement between BTHC XV, Inc. and Zhang Shanjiu dated October 18, 2010.(3)†

10.25	Employment Agreement between BTHC XV, Inc. and Chen Rongguang dated October 18, 2010.(3)†

Exhibit No.	Description

10.26	Land Lease Contract between Shandong Longkong Tourism Group Co., Ltd and Yaodianzi Town Houwujia Village Council dated September 30, 2004.(3)+

10.27	Land Lease Contract between Shandong Longkong Tourism Group Co., Ltd and Yaodianzi Town Haizi Village Council dated November 26, 2004.(3)+

10.28	Lease Contract of Mountain Waste between Shandong Longkong Tourism Group Co., Ltd and Yaodianzi Town Houwujia Village Council dated September 30, 2004.(3)+

10.29	Developing and Managing Contract of Yishuia Yao Dianzi Cave between Shandong Di Xia Da Xia Gu Nu You Kai Fa Co., Ltd. and PRC Government of Yaodianzi Town, Yishui County dated April 2, 2004.(3)+

10.30	Licensing Trade Mark Contract between Shandong Shan Jiu Ching Tong Gong Yi Pin Co. Ltd and Shandong Longkong Travel Development Co., Ltd. dated September 28, 2010.(3)+

10.31	Commitment of Contingent After-Payment or Call-Payment of Housing Fund of Zhang Shanjiu dated September 28, 2010.(3)+

10.32	Guarantee Agreement between Shandong Longkong Travel Development Co., Ltd., Shandong Yinlian Guarantee Co., Ltd, Li Hongwei and Yishui Rural Credit Cooperative dated April 30, 2010.(3)+

10.33	Guarantee Agreement between Shandong Longkong Travel Development Co., Ltd. and Agricultural Development Bank of China dated March 14, 2008.(3)+

10.34	Pledge Agreement between Shandong Longkong Travel Development Co., Ltd. and Agricultural Development Bank of China dated March 14, 2008.(3)+

10.35	Supplemental Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd (undated).(3)+

10.36	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated April 24, 2010.(3)+

10.37	Supplemental Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated December 31, 2009.(3)+

10.38	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated January 5, 2010.(3)+

10.39	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated January 9, 2010.(3)+

10.40	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated January 11, 2010.(3)+

Exhibit No.	Description

10.41	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated April 22, 2010.(3)+

10.42	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated April 22, 2010.(3)+

10.43	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 7, 2010.(3)+

10.44	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 14, 2010.(3)+

10.45	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 22, 2010.(3)+

10.46	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 29, 2010.(3)+

10.47	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated June 5, 2010.(3)+

10.48	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated June 7, 2010.(3)+

10.49	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated June 9, 2010.(3)+

10.50	Exclusive Service Agreement between Long Fortune Valley Tourism International Limited and Greentree Financial Group, Inc. dated September 1, 2010.(3)

10.51
Schedules to the Share Exchange Agreement, dated October 6, 2010, by and among BTHC XV, Inc., Halter Financial Investments LP, Grand Fountain Capital Holding Limited, Zhang Shanjiu, Zhang Qian, Li Shikun, Yu Xinbo and Long Fortune Valley Tourism International Limited.*

16.1	Letter from S. W. Hatfield, CPA, dated October 18, 2010, regarding change in certifying accountant.(3)

21.1	Subsidiaries of the Registrant.(3)

99.1	Financial Statements of Long Fortune Valley Tourism International Limited for the fiscal years ended December 31, 2009 and 2008.*

99.2	Financial Statements of Long Fortune Valley Tourism International Limited for the six and three months ended June 30, 2010 and 2009.*

99.3	Pro Forma Unaudited Consolidated Financial Statements for the six months ended June 30, 2010 and Pro Forma Unaudited Consolidated Statement of Operations for the year ended December 31, 2009.*

____________________________

*	Filed herewith
†	Management Agreement
+	English translation of a Chinese language document.
(1)	Incorporated by reference to BTHC’s Form 10-SB12G filed on September 13, 2007.
(2)	Incorporated by reference to Exhibit 2.1 to BTHC’s Form 8-K filed on October 6, 2010.
(3)	Incorporated by reference to BTHC’s Form 8-K filed on November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC XV, Inc.
(Registrant)

Date:	January 3, 2011	By:	/s/ Zhang Shanjiu
Zhang Shanjiu
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1
First Amended Joint Plan of Reorganization filed by the Debtors and Official Committee of Unsecured Creditors, In the United States Bankruptcy Court, Northern District of Texas, Dallas Division, In Re: Ballantrae Healthcare, LLC, et. al., Debtors, Case No. 03-33152-HDH-11, dated September 29, 2004.(1)

2.2	Order Confirming First Amended and Joint Plan of Reorganization, Chapter 11, Case No. 03-33152-HDH-11, Signed November 29, 2004.(1)

2.3
Share Exchange Agreement, dated October 6, 2010, by and among BTHC XV, Inc., Halter Financial Investments LP, Grand Fountain Capital Holding Limited, Zhang Shanjiu, Zhang Qian, Li Shikun, Yu Xinbo and Long Fortune Valley Tourism International Limited.(2)

3.1	Agreement and Plan of Merger by and between BTHC XV, Inc. and BTHC XV, LLC, dated August 16, 2006.(1)

3.2	Certificate of Merger as filed with the Secretary of State of the State of Delaware on August 16, 2006.(1)

3.3	Articles of Merger as filed with the Secretary of State of the State of Texas on August 16, 2006.(1)

3.4	Certificate of Incorporation of BTHC XV, Inc.(1)

3.5	Bylaws of BTHC XV, Inc.(1)

10.1	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Bank of China, Yi Shui Branch dated November 27, 2009.(3)+

10.2	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and ICBC, Yi Shui Branch dated January 20, 2010.(3)+

10.3	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated November 26, 2009.(3)+

10.4	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated November 24, 2009.(3)+

10.5	Credit Line Limit Agreement between Shandong Longkong Travel Development Co., Ltd. and Bank of China, Yi Shui Branch dated November 27, 2009.(3)+

10.6	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated January 9, 2010.(3)+

10.7	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated January 9, 2010.(3)+

Exhibit No.	Description

10.8	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated April 21, 2010.(3)+

10.9	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 21, 2010.(3)+

10.10	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 21, 2010.(3)+

10.11	Loan Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 24, 2010.(3)+

10.12	Loan Contract of Working Capital between Shandong Longkong Travel Development Co., Ltd. and Lin Shang Bank Co Ltd. Yishui Branch dated May 28, 2010.(3)+

10.13	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Industrial & Commercial Bank of China Co., Ltd, Yishui Branch dated May 11, 2010.(3)+

10.14	Maximum Mortgage Agreement between Shandong Longkong Travel Development Co., Ltd. and Industrial & Commercial Bank of China Co., Ltd Yi Shui Branch dated July 5, 2009.(3)+

10.15	Maximum Mortgage Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated January 12, 2009.(3)+

10.16	Pledge Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated May 24, 2009.(3)+

10.17	Pledge Contract between Shandong Longkong Travel Development Co., Ltd. and Yishui Rural Credit Cooperative dated April 21, 2010.(3)+

10.18	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Yu Xinbo dated December 30, 2007.(3)+†

10.19	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Kong Xianghai dated August 28, 2008.(3)+†

10.20	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Zhang Shanjiu dated December 30, 2007.(3)+†

10.21	Employment Contract between Shandong Longkong Tourism Group Co., Ltd and Chen Rongguang dated December 30, 2007.(3)+†

10.22	Employment Agreement between BTHC XV, Inc. and Yu Xinbo dated October 18, 2010.(3)†

10.23	Employment Agreement between BTHC XV, Inc. and Kong Xianghai dated October 18, 2010.(3)†

Exhibit No.	Description

10.24	Employment Agreement between BTHC XV, Inc. and Zhang Shanjiu dated October 18, 2010.(3)†

10.25	Employment Agreement between BTHC XV, Inc. and Chen Rongguang dated October 18, 2010.(3)†

10.26	Land Lease Contract between Shandong Longkong Tourism Group Co., Ltd and Yaodianzi Town Houwujia Village Council dated September 30, 2004.(3)+

10.27	Land Lease Contract between Shandong Longkong Tourism Group Co., Ltd and Yaodianzi Town Haizi Village Council dated November 26, 2004.(3)+

10.28	Lease Contract of Mountain Waste between Shandong Longkong Tourism Group Co., Ltd and Yaodianzi Town Houwujia Village Council dated September 30, 2004.(3)+

10.29	Developing and Managing Contract of Yishuia Yao Dianzi Cave between Shandong Di Xia Da Xia Gu Nu You Kai Fa Co., Ltd. and PRC Government of Yaodianzi Town, Yishui County dated April 2, 2004.(3)+

10.30	Licensing Trade Mark Contract between Shandong Shan Jiu Ching Tong Gong Yi Pin Co. Ltd and Shandong Longkong Travel Development Co., Ltd. dated September 28, 2010.(3)+

10.31	Commitment of Contingent After-Payment or Call-Payment of Housing Fund of Zhang Shanjiu dated September 28, 2010.(3)+

10.32	Guarantee Agreement between Shandong Longkong Travel Development Co., Ltd., Shandong Yinlian Guarantee Co., Ltd, Li Hongwei and Yishui Rural Credit Cooperative dated April 30, 2010.(3)+

10.33	Guarantee Agreement between Shandong Longkong Travel Development Co., Ltd. and Agricultural Development Bank of China dated March 14, 2008.(3)+

10.34	Pledge Agreement between Shandong Longkong Travel Development Co., Ltd. and Agricultural Development Bank of China dated March 14, 2008.(3)+

10.35	Supplemental Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd (undated).(3)+

10.36	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated April 24, 2010.(3)+

10.37	Supplemental Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Underground Fluorescent Lake Travel Development Co., Ltd dated December 31, 2009.(3)+

10.38	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated January 5, 2010.(3)+

Exhibit No.	Description

10.39	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated January 9, 2010.(3)+

10.40	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated January 11, 2010.(3)+

10.41	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated April 22, 2010.(3)+

10.42	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated April 22, 2010.(3)+

10.43	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 7, 2010.(3)+

10.44	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 14, 2010.(3)+

10.45	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 22, 2010.(3)+

10.46	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated May 29, 2010.(3)+

10.47	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated June 5, 2010.(3)+

10.48	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated June 7, 2010.(3)+

10.49	Loan Agreement between Shandong Longkong Travel Development Co., Ltd. and Yishui Yinhe Travel Development Co., Ltd dated June 9, 2010.(3)+

10.50	Exclusive Service Agreement between Long Fortune Valley Tourism International Limited and Greentree Financial Group, Inc. dated September 1, 2010.(3)

10.51
Schedules to the Share Exchange Agreement, dated October 6, 2010, by and among BTHC XV, Inc., Halter Financial Investments LP, Grand Fountain Capital Holding Limited, Zhang Shanjiu, Zhang Qian, Li Shikun, Yu Xinbo and Long Fortune Valley Tourism International Limited.*

16.1	Letter from S. W. Hatfield, CPA, dated October 18, 2010, regarding change in certifying accountant.(3)

21.1	Subsidiaries of the Registrant.(3)

99.1	Financial Statements of Long Fortune Valley Tourism International Limited for the fiscal years ended December 31, 2009 and 2008.*

Exhibit No.	Description

99.2	Financial Statements of Long Fortune Valley Tourism International Limited for the six and three months ended June 30, 2010 and 2009.*

99.3	Pro Forma Unaudited Consolidated Financial Statements for the six months ended June 30, 2010 and Pro Forma Unaudited Consolidated Statement of Operations for the year ended December 31, 2009.*
_____________________________

*	Filed herewith
†	Management Agreement
+	English translation of a Chinese language document.
(1)	Incorporated by reference to BTHC’s Form 10-SB12G filed on September 13, 2007.
(2)	Incorporated by reference to Exhibit 2.1 to BTHC’s Form 8-K filed on October 6, 2010.
(3)	Incorporated by reference to BTHC’s Form 8-K filed on November 4, 2010.